Long Beach Mortgage Loan Trust 2006-WL2

$1,899,405,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Long Beach Mortgage Company
Sponsor, Seller and Master Servicer

Lehman Brothers Inc.	WaMu Capital Corp.
Co-Lead Managers

LEHMAN BROTHERS

FILED PURSUANT TO RULE 433(d) – Registration Statement No. 333-109318

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-743-3336.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing this free writing prospectus which may or may not be stated therein. This free writing prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This free writing prospectus is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this free writing prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

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Preliminary Term Sheet	Date Prepared: January 25, 2006

$1,899,405,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006-WL2

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type

I-A	462,263,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A1	609,585,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A2	150,280,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A3	228,382,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A4	110,056,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
M-1	64,904,000	AA+ / Aa1 / AA+	January 2036	Floating Rate Subordinate
M-2	56,314,000	AA / Aa2 / AA	January 2036	Floating Rate Subordinate
M-3	33,407,000	AA- / Aa3 / AA-	January 2036	Floating Rate Subordinate
M-4	31,498,000	A+ / A1 / A+	January 2036	Floating Rate Subordinate
M-5	28,634,000	A / A2 / A	January 2036	Floating Rate Subordinate
M-6	26,725,000	A- / A3 / A-	January 2036	Floating Rate Subordinate
M-7	24,816,000	BBB+ / Baa1 / BBB+	January 2036	Floating Rate Subordinate
M-8	14,317,000	BBB / Baa2 / BBB	January 2036	Floating Rate Subordinate
M-9	15,272,000	BBB- / Baa3 / BBB-	January 2036	Floating Rate Subordinate
B-1(3)	19,090,000	BB+ / Ba1 / BB+	January 2036	Floating Rate Subordinate
B-2(3)	19,090,000	BB / NR / BB	January 2036	Floating Rate Subordinate
B-3(3)	4,772,000	BB / NR / NR	January 2036	Floating Rate Subordinate

Total	1,899,405,000

(1)

The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans. The principal balance of each class of the Certificates is subject to a 5% variance.

(2)

The Certificates are priced to a 10% Clean-up Call. The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin on the first Distribution Date after the 10% Clean-up Call may first be exercised. The margin on each of the Class M and Class B Certificates will be equal to 1.5x the original margin on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)	Not offered hereby.

Depositor:	Long Beach Securities Corp.

Sponsor, Seller and Master Servicer:	Long Beach Mortgage Company.

Trust:	Long Beach Mortgage Loan Trust 2006-WL2.

Sub-Servicer:	Washington Mutual Bank.

Servicing Fee:	0.50% per annum.

Co-Lead Managers:	Lehman Brothers Inc. and WaMu Capital Corp.

Trustee:	Deutsche Bank National Trust Company.

Trustee Fee:	Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:	ABN AMRO Bank, N.V.

Cap Counterparty:	ABN AMRO Bank, N.V.

Group I Certificates:	The Class I-A Certificates.

Group II Certificates:	The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:	The Group I Certificates and the Group II Certificates.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class B Certificates:	The Class B-1, Class B-2 and Class B-3 Certificates.

Certificates:	The Class A, Class M and Class B Certificates.

Federal Tax Status:	The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	January 1, 2006.

Expected Pricing Date:	Week of January 23, 2006.

Expected Closing Date:	On or about January 30, 2006.

Expected Settlement Date:	On or about January 30, 2006.

Distribution Date:	The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in February 2006.

Final Scheduled Distribution Date:	January 2036. The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in January 2036.

Due Period:

With respect to any Distribution Date, the period commencing on the 2nd business day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:

With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:

It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met. Investors should consult their own advisors.

SMMEA Eligibility:	None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:

The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the majority holder of the Class C Certificates, except if such holder is Long Beach or any of its affiliates, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. If the majority holder of the Class C Certificates does not exercise such right, the Master Servicer will be permitted to exercise the clean-up call.

Mortgage Loans:

The Mortgage Loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first lien and second lien residential mortgage loans. The description of the Mortgage Loans is on the basis of their scheduled principal balances as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans have an aggregate scheduled principal balance of approximately $1,908,950,760 of which: (i) approximately $565,459,170 consist of a pool of conforming balance, first lien and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $1,343,491,589 consist of a pool of conforming and non-conforming balance, first lien and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). The Mortgage Loans are expected to have the characteristics described on Exhibit A.

Some of the Mortgage Loans may be subject to repurchase if the related mortgagor does not make the monthly payment due on January 1, 2006 by January 31, 2006. As of January 1, 2006, 17.84% of the Group I Mortgage Loans and 19.39% of the Group II Mortgage Loans have not made their monthly payments due in January 1, 2006.

Approximately 39.28% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 33.36% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 41.77% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:	Mortgage Loans with an original term to maturity equal to 480 months.

Mortgage Insurance:

Approximately 74.07% of the first lien Mortgage Loans with over 80% loan-to-value ratio will be covered by a loan level primary mortgage insurance policy provided by Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Co. This coverage will generally reduce the LTV of the insured loans to 60%.

Adjusted Net Mortgage Rate:	With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate and the mortgage insurance fee rate, if applicable.

Adjusted Net Maximum Mortgage Rate:

With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate and the mortgage insurance fee rate, if applicable.

Pass-Through Rate:	With respect to each Class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:	With respect to each Class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the related Maximum Cap.

Group I Net WAC Rate:

With respect to any Distribution Date and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis); provided, however, on any Distribution Date after the principal balance of the Group II Certificates has been reduced to zero, the Subordinate Net WAC Rate.

Group II Net WAC Rate:

With respect to any Distribution Date and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis); provided, however, on any Distribution Date after the principal balance of the Group I Certificates has been reduced to zero, the Subordinate Net WAC Rate.

Subordinate Net WAC Rate:

With respect to any Distribution Date, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates, provided, however, on any Distribution Date after the principal balance of the Class A Certificates of any Group has been reduced to zero, such weighting shall be on the basis of the aggregate principal balance of each loan group), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group I Maximum Cap Rate:

With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any cap payment received from the cap counterparty and any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:

With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any cap payment received from the cap counterparty and any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:

With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net WAC Rate Carryover Amount:

With respect to any Class of Certificates on any Distribution Date on which the Pass-Through Rate for such Class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:

With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:

With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:

On or after the 85th Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 5%, an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans (“Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”) and will be available if needed to make a payment to certificateholders on the 360th Distribution Date. Amounts in the Final Maturity Reserve Fund will be reinvested in eligible investments.

Group I Principal Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for the Mortgage Loans.

Group II Principal Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for the Mortgage Loans.

Group I and Group II
Principal Distribution
Amounts:

With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Senior Principal
Distribution Amount:

With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Group I and Group II
Senior Principal
Distribution Amounts:

With respect to any Distribution Date, an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the Senior Principal Distribution Amount.

Overcollateralization
Target Amount:	With respect to any Distribution Date, 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Stepdown Date:	The earlier to occur of:
	(i)	the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,
	(ii)	the later to occur of
		(x)	the Distribution Date occurring in February 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 36.50%.

Credit Enhancement:	Consists of the following:
		1)	Excess cashflow;
		2)	Overcollateralized Amount;
		3)	Subordination; and
		4)	LPMI Insurance.

Excess Cashflow:	With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”
Overcollateralized
Amount:

With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date). On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement
Percentage:

With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency
Trigger Event:	With respect to any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds [_._] % of the Credit Enhancement Percentage.

Loss Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage

Feb 2008 to Jan 2009	[1.55]% for the first month, plus an additional 1/12th of [1.95]% for each month thereafter
Feb 2009 to Jan 2010	[3.50]% for the first month, plus an additional 1/12th of [1.00]% for each month thereafter
Feb 2010 to Jan 2011	[4.50]% for the first month, plus an additional 1/12th of [1.00]% for each month thereafter
Feb 2011 to Jan 2012	[5.50]% for the first month, plus an additional 1/12th of [0.25]% for each month thereafter
Feb 2012 and thereafter	[5.75]%

Trigger Event:	With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date

Class	Percent	Class	Percent

A	18.25%	A	36.50%
M-1	14.85%	M-1	29.70%
M-2	11.90%	M-2	23.80%
M-3	10.15%	M-3	20.30%
M-4	8.50%	M-4	17.00%
M-5	7.00%	M-5	14.00%
M-6	5.60%	M-6	11.20%
M-7	4.30%	M-7	8.60%
M-8	3.55%	M-8	7.10%
M-9	2.75%	M-9	5.50%
B-1	1.75%	B-1	3.50%
B-2	0.75%	B-2	1.50%
B-3	0.50%	B-3	1.00%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow and second by a reduction of the Overcollateralized Amount. Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B-3 Certificates, second to the Class B-2 Certificates, third to the Class B-1 Certificates, fourth to the Class M-9 Certificates, fifth to the Class M-8 Certificates, sixth to the Class M-7 Certificates, seventh to the Class M-6 Certificates, eighth to the Class M-5 Certificates, ninth to the Class M-4 Certificates, tenth to the Class M-3 Certificates, eleventh to the Class M-2 Certificates and, twelfth to the Class M-1 Certificates.

Swap Agreement:

On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to an applicable rate, which will range from 4.68% to 4.90% per annum, on the swap notional amount based upon an actual/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)	according to the Interest Distribution priorities (I)(iii) through (I)(xv) to the extent not paid after distribution of the Group I and Group II Interest Distribution Amounts, and then
2)	according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Notional Swap Balance ($)	Swap Fixed Rate (%)	Distribution Date	Notional Swap Balance ($)	Swap Fixed Rate (%)

1	0.00	0.00%	31	328,680,000.00	4.74%
2	1,730,286,000.00	4.68%	32	307,364,000.00	4.75%
3	1,730,286,000.00	4.77%	33	289,964,000.00	4.76%
4	1,730,286,000.00	4.84%	34	275,729,000.00	4.77%
5	1,677,310,000.00	4.87%	35	262,192,000.00	4.78%
6	1,625,947,000.00	4.89%	36	249,325,000.00	4.79%
7	1,576,149,000.00	4.89%	37	237,088,000.00	4.80%
8	1,527,866,000.00	4.89%	38	225,451,000.00	4.81%
9	1,481,054,000.00	4.88%	39	214,385,000.00	4.82%
10	1,435,667,000.00	4.86%	40	203,860,000.00	4.83%
11	1,391,662,000.00	4.86%	41	193,852,000.00	4.84%
12	1,348,998,000.00	4.84%	42	184,334,000.00	4.85%
13	1,298,087,000.00	4.78%	43	175,283,000.00	4.86%
14	1,247,486,000.00	4.77%	44	166,675,000.00	4.86%
15	1,197,294,000.00	4.76%	45	158,490,000.00	4.86%
16	1,147,602,000.00	4.75%	46	150,706,000.00	4.87%
17	1,098,499,000.00	4.74%	47	143,304,000.00	4.87%
18	1,050,071,000.00	4.74%	48	136,264,000.00	4.87%
19	1,002,400,000.00	4.74%	49	129,570,000.00	4.87%
20	955,560,000.00	4.73%	50	123,204,000.00	4.88%
21	909,622,000.00	4.73%	51	117,150,000.00	4.88%
22	864,653,000.00	4.73%	52	111,394,000.00	4.89%
23	820,713,000.00	4.75%	53	105,920,000.00	4.89%
24	777,859,000.00	4.75%	54	100,714,000.00	4.90%
25	630,184,000.00	4.73%	55	95,763,000.00	4.90%
26	550,818,000.00	4.72%	56	91,056,000.00	4.90%
27	481,445,000.00	4.71%	57	86,580,000.00	4.90%
28	428,706,000.00	4.72%	58	82,321,000.00	4.90%
29	387,587,000.00	4.72%	59	78,270,000.00	4.90%
30	354,940,000.00	4.73%	60	74,406,000.00	4.90%

Cap Agreement:

On the Closing Date, the Trust will enter into an agreement with the Cap Counterparty pursuant to which on each Distribution Date from the 13th Distribution Date through the 60th Distribution Date, the Trust will be entitled to receive from the Cap Counterparty an amount equal to the excess, if any, of (x) One-Month LIBOR (as determined pursuant to the cap agreement) over (y) the cap strike rate on the cap notional amount accrued during the related cap accrual period based upon an actual/360 day count convention, until the cap is retired. Any cap payment will be deposited in the Swap Account and used as follows:

1)

according to the Interest Distribution priorities (I)(iii) through (I)(xv) to the extent not paid after distribution of the Group I and Group II Interest Distribution Amounts and payments received on account of the swap agreement, and then

2)

according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow and payments received on account of the swap agreement.

Cap Schedule

Distribution Date	Notional Cap Balance ($)	Cap Strike Rate (%)	Distribution Date	Notional Cap Balance ($)	Cap Strike Rate (%)

1	0.00	5.50	31	405,382,000.00	5.50
2	0.00	5.50	32	403,693,000.00	5.50
3	0.00	5.50	33	398,798,000.00	5.50
4	0.00	5.50	34	391,429,000.00	5.50
5	0.00	5.50	35	384,042,000.00	5.50
6	0.00	5.50	36	376,629,000.00	5.50
7	0.00	5.50	37	369,210,000.00	5.50
8	0.00	5.50	38	361,797,000.00	5.50
9	0.00	5.50	39	354,400,000.00	5.50
10	0.00	5.50	40	347,030,000.00	5.50
11	0.00	5.50	41	339,695,000.00	5.50
12	0.00	5.50	42	332,404,000.00	5.50
13	1,679,000.00	5.50	43	325,164,000.00	5.50
14	11,751,000.00	5.50	44	317,983,000.00	5.50
15	22,664,000.00	5.50	45	310,866,000.00	5.50
16	34,288,000.00	5.50	46	303,820,000.00	5.50
17	46,498,000.00	5.50	47	296,848,000.00	5.50
18	59,171,000.00	5.50	48	289,958,000.00	5.50
19	72,191,000.00	5.50	49	283,152,000.00	5.50
20	85,448,000.00	5.50	50	276,433,000.00	5.50
21	98,840,000.00	5.50	51	269,807,000.00	5.50
22	112,381,000.00	5.50	52	263,273,000.00	5.50
23	125,818,000.00	5.50	53	256,837,000.00	5.50
24	139,107,000.00	5.50	54	250,500,000.00	5.50
25	258,129,000.00	5.50	55	244,264,000.00	5.50
26	309,724,000.00	5.50	56	238,129,000.00	5.50
27	352,181,000.00	5.50	57	232,098,000.00	5.50
28	378,849,000.00	5.50	58	226,174,000.00	5.50
29	394,700,000.00	5.50	59	220,357,000.00	5.50
30	402,857,000.00	5.50	60	214,657,000.00	5.50

Priority of Distributions:

I.	Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

	ii)	To pay the Coupon Strip, if applicable;
	iii)	Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest;
	iv)	To the Class M-1 Certificates current interest plus any unpaid interest;
	v)	To the Class M-2 Certificates current interest plus any unpaid interest;
	vi)	To the Class M-3 Certificates current interest plus any unpaid interest;
	vii)	To the Class M-4 Certificates current interest plus any unpaid interest;
	viii)	To the Class M-5 Certificates current interest plus any unpaid interest;
	ix)	To the Class M-6 Certificates current interest plus any unpaid interest;
	x)	To the Class M-7 Certificates current interest plus any unpaid interest;
	xi)	To the Class M-8 Certificates current interest plus any unpaid interest;
	xii)	To the Class M-9 Certificates current interest plus any unpaid interest;
	xiii)	To the Class B-1 Certificates current interest plus any unpaid interest;
	xiv)	To the Class B-2 Certificates current interest plus any unpaid interest;
	xv)	To the Class B-3 Certificates current interest plus any unpaid interest;
	xvi)	Any interest distribution amounts remaining undistributed following (i) through (xv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.	Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (l)(i) above;

	ii)	An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iii)

An amount equal to the Group II Principal Distribution Amount will be distributed to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, sequentially in that order, until the principal balance thereof has been reduced to zero;

iv)

Any remaining Group I Principal Distribution Amounts will be distributed to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, sequentially in that order, until the principal balance thereof has been reduced to zero.

v)	Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;
vi)	To the Class M-1 Certificates until the principal balance thereof is reduced to zero;
vii)	To the Class M-2 Certificates until the principal balance thereof is reduced to zero;
viii)	To the Class M-3 Certificates until the principal balance thereof is reduced to zero;
ix)	To the Class M-4 Certificates until the principal balance thereof is reduced to zero;
x)	To the Class M-5 Certificates until the principal balance thereof is reduced to zero;
xi)	To the Class M-6 Certificates until the principal balance thereof is reduced to zero;
xii)	To the Class M-7 Certificates until the principal balance thereof is reduced to zero;
xiii)	To the Class M-8 Certificates until the principal balance thereof is reduced to zero;
xiv)	To the Class M-9 Certificates until the principal balance thereof is reduced to zero;
xv)	To the Class B-1 Certificates until the principal balance thereof is reduced to zero;
xvi)	To the Class B-2 Certificates until the principal balance thereof is reduced to zero;
xvii)	To the Class B-3 Certificates until the principal balance thereof is reduced to zero;
xviii)	Any Principal Distribution amounts remaining undistributed following (ii) through (xvii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (l)(i) above;

ii)	The Group I Principal Distribution Amount will be distributed as follows:

a.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.	To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) below, according to the payment priority in clause (B)(iii)(a) below.

iii)	The Group II Principal Distribution Amount will be distributed as follows:

a.

To the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, the Group II Senior Principal Distribution Amount, sequentially, in that order, until the Group II Certificates have been retired.

b.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(ii)(a) above.

iv)	The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.	To the Class M-1 Certificates until it reaches a 29.70% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);
b.	To the Class M-2 Certificates until it reaches a 23.80% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);
c.	To the Class M-3 Certificates until it reaches a 20.30% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);
d.	To the Class M-4 Certificates until it reaches a 17.00% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);
e.	To the Class M-5 Certificates until it reaches a 14.00% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);
f.	To the Class M-6 Certificates until it reaches a 11.20% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

	g.	To the Class M-7 Certificates until it reaches a 8.60% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);
	h.	To the Class M-8 Certificates until it reaches a 7.10% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);
	i.	To the Class M-9 Certificates until it reaches a 5.50% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);
	j.	To the Class B-1 Certificates, until it reaches a 3.50% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);
	k.	To the Class B-2 Certificates, until it reaches a 1.50% Target Credit Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage);
	l.	To the Class B-3 Certificates, until it reaches a 1.00% Target Credit Enhancement Percentage (based on 2x the Class B-3 Initial Credit Enhancement Percentage); and
	m.	Any Principal Distribution Amounts remaining undistributed following (a) through (l) above will be distributed as Excess Cashflow, if any, for such Distribution Date.

III.	Monthly Excess Cashflow:

	i)	As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;
	ii)	To the Class M-1 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	iii)	To the Class M-2 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	iv)	To the Class M-3 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	v)	To the Class M-4 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	vi)	To the Class M-5 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	vii)	To the Class M-6 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	viii)	To the Class M-7 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	ix)	To the Class M-8 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	x)	To the Class M-9 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	xi)	To the Class B-1 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	xii)	To the Class B-2 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	xiii)	To the Class B-3 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
xiv)

Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2

Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates and lastly to the Class B-3 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)	To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
xvi)	Any remaining funds will be distributed to the holders of the non-offered classes of certificates as further described in the pooling agreement.

LBMC 2006-WL2 Collateral Summary - Aggregate

Total Number of Loans	10,374
Total Outstanding Loan Balance	$1,908,950,760
Average Loan Principal Balance	$184,013
Fixed Rate	14.2%
Adjustable Rate	85.8%
Prepayment Premium	66.0%
Weighted Average Coupon	7.8%
Weighted Average Margin	5.1%
Weighted Average Initial Periodic Cap	2.0%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	13.6%
Weighted Average Floor	7.6%
Weighted Average Original Term (mo.)	407
Weighted Average Remaining Term (mo.)	403
Weighted Average Loan Age (mo.)	3
Weighted Average Combined LTV	83.2%
Weighted Average Effective Combined LTV	75.8%
Weighted Average Full Combined LTV	91.4%
% of Loans with Junior Liens	43.5%
Non-Zero Weighted Average FICO	637
Non-Zero Weighted Average DTI	41.0%
% IO Loans	8.6%

Product Type
2/28 ARM (Libor)	39.8%
2/38 ARM (Libor)	33.6%
Fixed Rate	14.2%
3/27 ARM (Libor)	6.3%
Other	6.2%

Amortization Type
Full Amortization	91.4%
Interest Only	8.6%

Documentation Type
Stated	49.3%
Full	47.3%
Limited	3.5%

Primary Mortgage Insurance Coverage
Yes	25.1%
No	74.9%

Primary Mortgage Insurance Coverage
(First Lien Loans with LTV > 80%)
Yes	74.1%
No	25.9%

Lien Position
First	92.7%
Second	7.3%

Loan Purpose
Purchase	62.0%
Cash Out Refinance	34.9%
Rate/Term Refinance	3.1%

Geographic Distribution
(Other states account individually for less than 5% of the Statistical Cut-off Date principal balance)
CA	38.6%
FL	7.7%
IL	6.7%
NJ	5.3%

Occupancy Status
Primary Home	85.3%
Investment	13.2%
Second Home	1.4%

Collateral information is as of the Cut-off Date.

Collateral Characteristics - Aggregate

Collateral Characteristics are listed below as of the Cut-off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Non- IO Loans:
2/28 ARM (Libor)	3,492	$613,336,941.97	32.13%	8.042%	100.00%	613	82.26%	51.77%	28.70%
2/38 ARM (Libor)	2,158	641,402,058.44	33.60	7.424	100.00	646	82.69	35.64	26.63
3/27 ARM (Libor)	575	106,368,983.69	5.57	7.730	100.00	626	80.95	51.19	23.48
5/25 ARM (Libor)	48	10,456,592.48	0.55	6.978	100.00	655	79.79	66.84	25.65
6 Month ARM (Libor)	56	16,663,815.07	0.87	7.445	100.00	635	81.46	31.18	34.00
Fixed Rate	3,187	270,721,181.31	14.18	9.070	0.00	648	89.51	55.04	13.07
3/37 ARM (Libor)	358	85,590,850.68	4.48	7.390	100.00	647	81.41	43.30	24.38
Subtotal (Non-IO):	9,874	$1,744,540,423.64	91.39%	7.911%	84.48%	633	83.40%	45.79%	25.02%

Interest-Only Loans:
2/28 ARM (Libor)	431	$145,510,296.78	7.62%	7.002%	100.00%	670	81.45%	60.92%	25.10%
3/27 ARM (Libor)	49	13,967,089.21	0.73	6.789	100.00	682	79.81	74.93	21.99
5/25 ARM (Libor)	20	4,932,950.41	0.26	7.194	100.00	648	81.85	82.06	51.79
Subtotal (IO Loans):	500	$164,410,336.40	8.61%	6.990%	100.00%	670	81.32%	62.74%	25.64%

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Interest-Only Loans:
24	431	$145,510,296.78	88.50%	7.002%	100.00%	670	81.45%	60.92%	25.10%
36	49	13,967,089.21	8.50	6.789	100.00	682	79.81	74.93	21.99
60	20	4,932,950.41	3.00	7.194	100.00	648	81.85	82.06	51.79

Total:	500	$164,410,336.40	100.00%	6.990%	100.00%	670	81.32%	62.74%	25.64%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Amortization Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Fully Amortizing: Term <= 20 years	66	$4,605,244.01	0.24%	8.766%	0.00%	635	81.69%	58.67%	20.44%
Fully Amortizing: 20 < Term <= 30 years	7,192	990,139,375.49	51.87	8.280	75.43	624	84.14	51.94	24.11
Fully Amortizing: Term > 30 years	2,616	749,795,804.14	39.28	7.419	96.96	646	82.42	37.59	26.24
IO: IO Term <= 3 years	480	159,477,385.99	8.35	6.983	100.00	671	81.31	62.15	24.83
IO: IO Term > 3 years	20	4,932,950.41	0.26	7.194	100.00	648	81.85	82.06	51.79

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

0.01 - 50,000.00	1,462	$49,878,903.10	2.61%	10.238%	19.07%	639	95.67%	56.69%	9.01%
50,000.01 - 100,000.00	2,380	177,468,065.23	9.30	9.225	53.56	636	89.61	52.36	18.54
100,000.01 - 150,000.00	1,810	224,110,546.44	11.74	8.288	74.88	628	85.20	61.11	25.84
150,000.01 - 200,000.00	1,254	218,391,490.98	11.44	7.795	86.91	630	82.92	57.88	27.43
200,000.01 - 250,000.00	836	186,608,122.30	9.78	7.698	92.59	628	81.79	48.45	28.23
250,000.01 - 300,000.00	754	207,145,553.86	10.85	7.399	94.56	637	81.40	42.94	26.43
300,000.01 - 350,000.00	517	167,116,365.82	8.75	7.321	94.59	646	81.70	39.93	27.06
350,000.01 - 400,000.00	368	137,264,269.51	7.19	7.381	96.20	636	81.52	38.25	27.69
400,000.01 - 450,000.00	280	119,567,402.06	6.26	7.435	94.58	645	81.84	31.73	25.75
450,000.01 - 500,000.00	201	95,582,836.83	5.01	7.280	93.95	648	81.58	36.77	26.40
500,000.01 - 550,000.00	133	69,865,629.18	3.66	7.488	96.30	639	82.37	42.75	31.71
550,000.01 - 600,000.00	118	67,836,660.51	3.55	7.397	98.31	647	82.41	47.44	31.58
600,000.01 - 650,000.00	82	51,503,501.65	2.70	7.465	93.83	649	81.95	42.73	29.33
650,000.01 >=	179	136,611,412.57	7.16	7.633	96.69	633	79.54	45.18	13.16

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1st Lien	8,021	$1,769,292,000.17	92.68%	7.622%	92.59%	634	81.91%	48.11%	27.05%
2nd Lien	2,353	139,658,759.87	7.32	10.493	0.00	663	99.79	36.42	0.00

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Purchase	7,112	$1,183,174,565.44	61.98%	7.920%	85.46%	652	84.76%	38.18%	20.09%
Cash Out Refinance	2,980	667,030,668.43	34.94	7.675	86.32	611	80.62	61.86	33.37
Rate/Term Refinance	282	58,745,526.17	3.08	7.833	87.30	613	81.55	64.05	31.09

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Primary Home	8,721	$1,629,110,834.86	85.34%	7.747%	84.46%	633	82.79%	48.60%	18.14%
Investment	1,532	252,405,469.19	13.22	8.390	93.99	658	85.64	38.37	64.59
Second Home	121	27,434,455.99	1.44	7.713	91.20	658	86.62	49.00	72.71

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	57	$3,887,735.06	0.20%	8.642%	0.00%	635	80.04%	59.73%	12.87%
181 - 240	9	717,508.95	0.04	9.436	0.00	637	90.66	52.93	61.47
241 - 360	7,692	1,154,549,711.89	60.48	8.096	78.93	631	83.74	53.48	24.33
361 - 480	2,616	749,795,804.14	39.28	7.419	96.96	646	82.42	37.59	26.24

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	57	$3,887,735.06	0.20%	8.642%	0.00%	635	80.04%	59.73%	12.87%
181 - 240	9	717,508.95	0.04	9.436	0.00	637	90.66	52.93	61.47
241 - 360	7,692	1,154,549,711.89	60.48	8.096	78.93	631	83.74	53.48	24.33
361 - 480	2,616	749,795,804.14	39.28	7.419	96.96	646	82.42	37.59	26.24

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

CA	2,604	$737,443,747.95	38.63%	7.534%	87.69%	646	82.04%	38.10%	20.80%
FL	897	147,215,946.85	7.71	7.900	84.14	639	83.76	49.82	33.46
IL	808	128,112,948.43	6.71	7.946	87.90	641	84.04	43.32	28.69
NJ	416	100,227,448.96	5.25	7.896	91.02	639	82.87	37.24	37.57
TX	819	85,685,037.84	4.49	8.167	70.30	618	82.64	61.79	12.98
MD	392	76,853,665.80	4.03	7.844	86.34	635	82.58	42.89	23.64
WA	432	66,527,047.19	3.49	7.676	83.61	636	84.53	68.10	24.03
NY	234	65,293,270.67	3.42	7.872	84.11	652	82.41	24.85	27.20
VA	236	49,663,204.30	2.60	7.904	82.36	634	83.48	46.62	19.08
GA	358	47,416,737.66	2.48	8.141	87.50	625	85.52	61.56	31.11
Other	3,178	404,511,704.39	21.19	8.198	85.12	619	84.86	63.07	28.24

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	208	$40,222,453.48	2.11%	7.244%	76.52%	592	50.56%	63.41%	0.00%
60.01 to 70.00%	345	82,869,388.39	4.34	7.367	81.68	589	66.41	60.25	0.00
70.01 to 80.00%	4,196	1,000,147,107.37	52.39	7.272	93.24	643	79.44	43.28	0.00
80.01 to 85.00%
With MI:	521	128,186,315.62	6.72	7.792	91.13	627	84.64	47.83	100.00
Without MI:	164	33,818,806.08	1.77	8.691	97.99	572	84.76	42.60	0.00
85.01 to 90.00%
With MI:	1,413	282,659,052.71	14.81	8.148	94.28	652	89.79	42.80	100.00
Without MI:	431	75,838,074.09	3.97	8.415	97.69	595	89.78	65.32	0.00
90.01 to 95.00%
With MI:	272	55,201,241.48	2.89	8.307	89.40	636	94.82	66.28	100.00
Without MI:	272	45,973,820.95	2.41	8.754	99.43	589	94.78	82.02	0.00
95.01 to 100.00%
With MI:	87	12,509,257.37	0.66	8.575	84.18	642	99.91	99.63	100.00
Without MI:	112	11,866,482.63	0.62	9.074	93.40	608	99.96	83.30	0.00
Subtotal (First Lien):	8,021	$1,769,292,000.17	92.68%	7.622%	92.59%	634	81.91%	48.11%	27.05%

Second Lien Loans:
80.01 to 85.00%	1	$132,452.11	0.01%	10.850%	0.00%	758	85.00%	0.00%	0.00%
85.01 to 90.00%	20	1,055,411.01	0.06	10.294	0.00	653	89.83	44.40	0.00
90.01 to 95.00%	51	2,933,917.02	0.15	10.231	0.00	679	94.77	53.46	0.00
95.01 to 100.00%	2,281	135,536,979.73	7.10	10.500	0.00	663	99.99	36.03	0.00
Subtotal (Second Lien):	2,353	$139,658,759.87	7.32%	10.493%	0.00%	663	99.79%	36.42%	0.00%

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

*Includes the loan in the securitization and any senior liens.

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	2,501	$518,778,320.66	27.18%	8.017%	91.36%	639	86.26%	49.51%	92.25%
60.01 to 70.00%	345	82,869,388.39	4.34	7.367	81.68	589	66.41	60.25	0.00
70.01 to 80.00%	4,196	1,000,147,107.37	52.39	7.272	93.24	643	79.44	43.28	0.00
80.01 to 85.00%	164	33,818,806.08	1.77	8.691	97.99	572	84.76	42.60	0.00
85.01 to 90.00%	431	75,838,074.09	3.97	8.415	97.69	595	89.78	65.32	0.00
90.01 to 95.00%	272	45,973,820.95	2.41	8.754	99.43	589	94.78	82.02	0.00
95.01 to 100.00%	112	11,866,482.63	0.62	9.074	93.40	608	99.96	83.30	0.00
Subtotal (First Lien):	8,021	$1,769,292,000.17	92.68%	7.622%	92.59%	634	81.91%	48.11%	27.05%

Second Lien Loans:
80.01 to 85.00%	1	$132,452.11	0.01%	10.850%	0.00%	758	85.00%	0.00%	0.00%
85.01 to 90.00%	20	1,055,411.01	0.06	10.294	0.00	653	89.83	44.40	0.00
90.01 to 95.00%	51	2,933,917.02	0.15	10.231	0.00	679	94.77	53.46	0.00
95.01 to 100.00%	2,281	135,536,979.73	7.10	10.500	0.00	663	99.99	36.03	0.00
Subtotal (Second Lien):	2,353	$139,658,759.87	7.32%	10.493%	0.00%	663	99.79%	36.42%	0.00%

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

*Combined LTV after taking mortgage insurance into account.

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	204	$39,893,562.26	2.09%	7.243%	76.82%	591	50.56%	63.51%	0.00%
60.01 to 70.00%	332	77,157,552.54	4.04	7.368	82.29	589	66.32	58.67	0.00
70.01 to 80.00%	970	239,341,610.37	12.54	7.530	85.59	599	77.76	62.71	0.00
80.01 to 85.00%
With MI:	483	119,863,292.66	6.28	7.743	90.73	625	84.63	49.72	100.00
Without MI:	115	27,804,560.11	1.46	8.431	95.88	574	83.89	40.73	0.00
85.01 to 90.00%
With MI:	1,230	260,887,385.08	13.67	8.102	94.41	651	89.75	43.42	100.00
Without MI:	350	81,345,134.46	4.26	8.021	97.41	611	87.12	58.32	0.00
90.01 to 95.00%
With MI:	281	54,951,438.00	2.88	8.318	88.86	636	94.49	66.33	100.00
Without MI:	333	66,883,529.25	3.50	8.163	97.60	612	89.15	70.32	0.00
95.01 to 100.00%
With MI:	299	42,853,751.44	2.24	8.607	91.69	659	92.48	51.36	100.00
Without MI:	3,424	758,310,184.00	39.72	7.285	95.59	654	80.55	38.68	0.00
Subtotal (First Lien):	8,021	$1,769,292,000.17	92.68%	7.622%	92.59%	634	81.91%	48.11%	27.05%

Second Lien Loans:
80.01 to 85.00%	1	$132,452.11	0.01%	10.850%	0.00%	758	85.00%	0.00%	0.00%
85.01 to 90.00%	20	1,055,411.01	0.06	10.294	0.00	653	89.83	44.40	0.00
90.01 to 95.00%	51	2,933,917.02	0.15	10.231	0.00	679	94.77	53.46	0.00
95.01 to 100.00%	2,281	135,536,979.73	7.10	10.500	0.00	663	99.99	36.03	0.00
Subtotal (Second Lien):	2,353	$139,658,759.87	7.32%	10.493%	0.00%	663	99.79%	36.42%	0.00%

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

*Includes all liens on the mortgaged property.

Collateral Characteristics - Aggregate (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

500 - 520	202	$38,038,273.82	1.99%	8.654%	96.76%	511	74.79%	69.95%	3.84%
521 - 540	254	54,428,636.69	2.85	8.428	92.92	531	76.60	77.52	15.85
541 - 560	399	82,809,403.70	4.34	8.374	92.53	550	78.93	74.55	20.58
561 - 580	766	145,298,976.78	7.61	8.007	91.13	571	82.47	76.31	23.54
581 - 600	1,173	183,326,067.77	9.60	7.933	85.20	591	83.66	74.30	21.90
601 - 620	1,231	224,255,125.92	11.75	7.641	86.35	611	82.87	63.98	28.88
621 - 640	1,671	290,635,872.42	15.22	7.917	84.52	630	84.19	37.52	24.85
641 - 660	1,448	266,502,487.68	13.96	7.846	85.46	650	83.95	36.49	24.86
661 - 680	1,122	200,937,235.32	10.53	7.712	83.19	670	84.24	33.31	26.28
681 - 700	898	176,144,376.24	9.23	7.580	82.38	690	84.31	24.73	30.65
701 - 720	518	103,658,563.95	5.43	7.526	85.51	710	84.26	27.76	25.89
721 - 740	336	64,696,890.70	3.39	7.645	84.49	729	84.30	24.05	23.59
741 - 760	191	40,678,453.40	2.13	7.632	79.32	751	84.93	21.32	29.23
761 - 780	109	24,041,465.02	1.26	7.398	82.83	768	84.67	34.82	40.41
781 >=	56	13,498,930.63	0.71	7.257	80.45	792	81.89	20.10	24.59

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Single Family	7,404	$1,319,032,004.06	69.10%	7.836%	85.73%	634	83.07%	47.41%	24.14%
PUD	1,211	246,437,680.01	12.91	7.759	83.49	629	83.27	56.87	19.43
2-4 Family	849	198,416,651.32	10.39	7.897	88.54	654	83.48	36.06	35.42
Condo	893	142,661,760.26	7.47	7.823	86.93	652	84.11	44.44	28.77
Townhouse	17	2,402,664.39	0.13	8.106	82.57	629	86.58	65.31	38.36

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Collateral Characteristics - Aggregate (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	$256,638,701.26	$24,666,162.05	$418,858,683.59	$58,683,691.85	$0.00	$0.00	$758,847,238.75
2/38 ARM (Libor)	126,091,481.53	40,121,287.33	404,525,794.96	70,663,494.62	0.00	0.00	641,402,058.44
Fixed Rate	92,790,797.06	11,016,216.05	71,931,348.40	94,982,819.80	0.00	0.00	270,721,181.31
3/27 ARM (Libor)	92,224,925.10	1,564,426.03	3,859,443.32	22,687,278.45	0.00	0.00	120,336,072.90
3/37 ARM (Libor)	62,178,051.72	731,884.45	5,228,946.94	17,451,967.57	0.00	0.00	85,590,850.68
6 Month Libor ARM	14,250,809.97	369,586.13	407,060.63	1,636,358.34	0.00	0.00	16,663,815.07
5/25 ARM (Libor)	4,708,812.47	676,102.85	861,914.23	9,142,713.34	0.00	0.00	15,389,542.89

Total:	$648,883,579.11	$79,145,664.89	$905,673,192.07	$275,248,323.97	$0.00	$0.00	$1,908,950,760.04

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	33.82%	3.25%	55.20%	7.73%	0.00%	0.00%	39.75%
2/38 ARM (Libor)	19.66	6.26	63.07	11.02	0.00	0.00	33.60
Fixed Rate	34.28	4.07	26.57	35.09	0.00	0.00	14.18
3/27 ARM (Libor)	76.64	1.30	3.21	18.85	0.00	0.00	6.30
3/37 ARM (Libor)	72.65	0.86	6.11	20.39	0.00	0.00	4.48
6 Month Libor ARM	85.52	2.22	2.44	9.82	0.00	0.00	0.87
5/25 ARM (Libor)	30.60	4.39	5.60	59.41	0.00	0.00	0.81

Total:	33.99%	4.15%	47.44%	14.42%	0.00%	0.00%	100.00%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	5,176	$1,070,686,339.20	56.09%	7.601%	86.52%	635	81.44%	48.91%	16.01%
None	3,882	648,883,579.11	33.99	8.089	85.70	639	83.86	43.60	28.43
3% 2% 1% of Orig. Bal	1,041	160,615,925.79	8.41	8.154	83.69	639	90.76	49.72	69.72
1% of Orig. Bal. >20% Orig. Bal.	142	12,998,308.81	0.68	8.654	86.15	615	92.33	65.36	34.65
2% of UPB	48	5,834,318.55	0.31	8.406	85.99	637	91.08	59.02	69.09
Other	85	9,932,288.58	0.52	9.208	52.12	635	95.05	36.58	21.34

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Stated	4,709	$940,293,044.49	49.26%	8.085%	87.70%	658	83.38%	0.00%	24.80%
Full	5,374	901,996,292.39	47.25	7.580	83.48	615	83.07	100.00	25.65
Limited	291	66,661,423.16	3.49	7.666	90.94	618	82.88	0.00	21.11

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full Doc Loans:
0.01 to 5.00	21	$6,646,224.86	0.35%	7.426%	89.50%	620	82.28%	100.00%	27.89%
5.01 to 10.00	62	12,176,895.75	0.64	7.816	84.30	620	83.76	100.00	39.88
10.01 to 15.00	84	13,768,165.06	0.72	7.911	82.70	627	85.02	100.00	39.39
15.01 to 20.00	151	23,241,890.65	1.22	7.778	85.77	628	83.13	100.00	40.35
20.01 to 25.00	225	31,987,591.22	1.68	7.788	84.28	618	83.38	100.00	37.56
25.01 to 30.00	413	63,138,664.56	3.31	7.703	80.65	613	82.56	100.00	29.10
30.01 to 35.00	569	80,851,569.70	4.24	7.729	79.62	614	82.49	100.00	27.19
35.01 to 40.00	730	111,439,617.85	5.84	7.562	81.07	623	83.36	100.00	27.86
40.01 to 45.00	1,086	179,346,816.81	9.40	7.597	85.18	616	83.88	100.00	24.86
45.01 to 50.00	1,629	279,114,219.22	14.62	7.486	83.17	618	83.68	100.00	16.41
50.01 to 55.00	401	99,142,052.39	5.19	7.450	87.56	593	80.01	100.00	36.35
55.01 to 60.00	3	1,142,584.32	0.06	8.040	100.00	556	80.00	100.00	0.00
Subtotal (Full Doc):	5,374	$901,996,292.39	47.25%	7.580%	83.48%	615	83.07%	100.00%	25.65%

Non-Full Doc Loans:
0.01 to 5.00	7	$1,290,847.58	0.07%	8.232%	100.00%	703	85.34%	0.00%	60.88%
5.01 to 10.00	34	4,803,136.45	0.25	8.745	100.00	652	85.74	0.00	73.36
10.01 to 15.00	67	11,385,505.94	0.60	8.514	95.21	669	86.90	0.00	73.41
15.01 to 20.00	139	23,515,443.14	1.23	8.434	92.60	663	83.50	0.00	51.91
20.01 to 25.00	196	33,744,728.17	1.77	8.336	91.22	662	83.99	0.00	44.76
25.01 to 30.00	326	55,013,846.25	2.88	8.312	89.58	658	83.45	0.00	47.46
30.01 to 35.00	468	85,167,350.34	4.46	8.076	88.69	653	83.07	0.00	30.15
35.01 to 40.00	759	145,549,861.41	7.62	8.091	86.34	655	83.57	0.00	28.14
40.01 to 45.00	1,166	230,395,229.62	12.07	7.937	87.63	658	83.26	0.00	17.94
45.01 to 50.00	1,648	358,440,063.07	18.78	7.987	85.64	658	83.33	0.00	12.61
50.01 to 55.00	190	57,648,455.68	3.02	8.150	97.80	623	82.20	0.00	48.55
Subtotal (Non-Full Doc):	5,000	$1,006,954,467.65	52.75%	8.057%	87.91%	656	83.35%	0.00%	24.55%

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Adjustable Rate Loans:
Less than 5.501	6	$2,425,398.37	0.13%	5.428%	100.00%	669	81.45%	100.00%	15.59%
5.501 to 6.000	186	59,062,887.57	3.09	5.847	100.00	653	77.53	87.17	8.04
6.001 to 6.500	500	145,264,724.37	7.61	6.301	100.00	651	78.68	76.39	11.02
6.501 to 7.000	1,105	299,310,694.95	15.68	6.795	100.00	652	80.26	52.21	17.54
7.001 to 7.500	1,129	293,679,921.28	15.38	7.280	100.00	647	80.58	39.16	18.73
7.501 to 8.000	1,346	320,841,602.95	16.81	7.762	100.00	635	81.98	34.18	27.24
8.001 to 8.500	948	200,035,339.16	10.48	8.272	100.00	622	84.49	38.55	40.06
8.501 to 9.000	851	162,576,164.60	8.52	8.762	100.00	611	86.15	41.60	47.30
9.001 to 9.500	536	89,900,650.14	4.71	9.234	100.00	598	86.48	41.20	45.27
9.501 to 10.000	344	45,416,597.47	2.38	9.744	100.00	599	87.95	36.60	44.69
10.001 to 10.500	135	12,575,168.97	0.66	10.245	100.00	604	88.97	40.71	46.67
10.501 to 11.000	63	4,757,583.62	0.25	10.717	100.00	596	90.39	53.72	42.27
Greater than 11.000	38	2,382,845.28	0.12	11.388	100.00	603	87.22	45.63	51.13
Subtotal (ARM Loans):	7,187	$1,638,229,578.73	85.82%	7.627%	100.00%	635	82.18%	45.96%	27.05%

Fixed Rate Loans:
Less than 5.501	1	$82,100.78	0.00%	5.250%	0.00%	775	37.78%	100.00%	0.00%
6.001 to 6.500	90	22,194,336.06	1.16	6.289	0.00	654	71.34	94.07	9.42
6.501 to 7.000	139	28,056,900.96	1.47	6.805	0.00	640	75.94	92.17	12.21
7.001 to 7.500	130	23,528,832.23	1.23	7.278	0.00	629	78.83	78.60	19.77
7.501 to 8.000	127	21,362,150.89	1.12	7.750	0.00	640	79.43	53.08	29.82
8.001 to 8.500	103	12,520,546.90	0.66	8.292	0.00	615	81.52	67.21	35.18
8.501 to 9.000	175	16,328,245.14	0.86	8.783	0.00	647	90.27	63.66	36.96
9.001 to 9.500	220	15,041,319.42	0.79	9.214	0.00	660	94.60	75.85	20.24
9.501 to 10.000	607	35,320,515.68	1.85	9.864	0.00	675	98.50	36.06	8.65
10.001 to 10.500	464	29,845,506.33	1.56	10.276	0.00	676	99.29	24.86	3.27
10.501 to 11.000	406	26,012,455.84	1.36	10.769	0.00	651	99.11	25.90	3.61
Greater than 11.000	725	40,428,271.08	2.12	11.542	0.00	623	99.59	37.68	0.96
Subtotal (Fixed Rate):	3,187	$270,721,181.31	14.18%	9.070%	0.00%	648	89.51%	55.04%	13.07%

Total:	10,374	$1,908,950,760.04	100.00%	7.832%	85.82%	637	83.22%	47.25%	25.07%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

4.501 - 5.000	6,615	$1,500,063,028.97	91.57%	7.583%	100.00%	640	82.60%	44.14%	27.75%
5.001 - 5.500	1	204,736.60	0.01	6.600	100.00	605	63.08	0.00	0.00
5.501 - 6.000	347	80,931,427.27	4.94	8.160	100.00	572	79.88	73.37	30.33
6.001 - 6.500	2	518,877.41	0.03	7.127	100.00	637	79.54	0.00	0.00
6.501 - 7.000	221	56,356,626.18	3.44	8.031	100.00	577	74.47	55.81	4.27
7.501 - 8.000	1	154,882.30	0.01	7.950	100.00	649	80.00	0.00	0.00

Total:	7,187	$1,638,229,578.73	100.00%	7.627%	100.00%	635	82.18%	45.96%	27.05%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	502	$164,101,013.60	10.02%	7.063%	100.00%	665	81.49%	57.80%	26.00%
2.000	5,633	1,252,023,878.58	76.43	7.725	100.00	630	82.47	43.47	27.61
3.000	1,052	222,104,686.55	13.56	7.491	100.00	639	81.05	51.29	24.67

Total:	7,187	$1,638,229,578.73	100.00%	7.627%	100.00%	635	82.18%	45.96%	27.05%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	7,187	$1,638,229,578.73	100.00%	7.627%	100.00%	635	82.18%	45.96%	27.05%

Total:	7,187	$1,638,229,578.73	100.00%	7.627%	100.00%	635	82.18%	45.96%	27.05%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

11.001 - 11.500	6	$2,425,398.37	0.15%	5.428%	100.00%	669	81.45%	100.00%	15.59%
11.501 - 12.000	186	59,062,887.57	3.61	5.847	100.00	653	77.53	87.17	8.04
12.001 - 12.500	500	145,264,724.37	8.87	6.301	100.00	651	78.68	76.39	11.02
12.501 - 13.000	1,104	299,024,955.57	18.25	6.795	100.00	651	80.25	52.16	17.47
13.001 - 13.500	1,129	293,679,921.28	17.93	7.280	100.00	647	80.58	39.16	18.73
13.501 - 14.000	1,347	321,127,342.33	19.60	7.761	100.00	635	81.98	34.24	27.31
14.001 - 14.500	948	200,035,339.16	12.21	8.272	100.00	622	84.49	38.55	40.06
14.501 - 15.000	851	162,576,164.60	9.92	8.762	100.00	611	86.15	41.60	47.30
15.001 - 15.500	536	89,900,650.14	5.49	9.234	100.00	598	86.48	41.20	45.27
15.501 - 16.000	344	45,416,597.47	2.77	9.744	100.00	599	87.95	36.60	44.69
16.001 - 16.500	135	12,575,168.97	0.77	10.245	100.00	604	88.97	40.71	46.67
16.501 - 17.000	63	4,757,583.62	0.29	10.717	100.00	596	90.39	53.72	42.27
17.001 - 17.500	30	1,851,116.70	0.11	11.268	100.00	597	86.89	51.15	52.38
17.501 - 18.000	7	464,266.13	0.03	11.756	100.00	630	88.15	15.70	53.56
18.001 - 18.500	1	67,462.45	0.00	12.150	100.00	581	90.00	100.00	0.00

Total:	7,187	$1,638,229,578.73	100.00%	7.627%	100.00%	635	82.18%	45.96%	27.05%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

<= 5.500	5	$1,818,783.26	0.11%	5.471%	100.00%	678	81.94%	100.00%	20.78%
5.501 - 6.000	187	59,669,502.68	3.64	5.841	100.00	653	77.55	87.30	7.95
6.001 - 6.500	494	143,539,480.53	8.76	6.300	100.00	652	78.78	76.37	11.15
6.501 - 7.000	1,111	301,035,938.79	18.38	6.793	100.00	651	80.20	52.35	17.44
7.001 - 7.500	1,129	293,679,921.28	17.93	7.280	100.00	647	80.58	39.16	18.73
7.501 - 8.000	1,346	320,841,602.95	19.58	7.762	100.00	635	81.98	34.18	27.24
8.001 - 8.500	948	200,035,339.16	12.21	8.272	100.00	622	84.49	38.55	40.06
8.501 - 9.000	852	163,412,073.12	9.97	8.763	100.00	611	86.17	41.39	47.06
9.001 - 9.500	535	89,064,741.62	5.44	9.236	100.00	598	86.45	41.59	45.69
9.501 - 10.000	344	45,416,597.47	2.77	9.744	100.00	599	87.95	36.60	44.69
10.001 - 10.500	135	12,575,168.97	0.77	10.245	100.00	604	88.97	40.71	46.67
10.501 - 11.000	63	4,757,583.62	0.29	10.717	100.00	596	90.39	53.72	42.27
11.001 - 11.500	30	1,851,116.70	0.11	11.268	100.00	597	86.89	51.15	52.38
11.501 - 12.000	7	464,266.13	0.03	11.756	100.00	630	88.15	15.70	53.56
12.001 - 12.500	1	67,462.45	0.00	12.150	100.00	581	90.00	100.00	0.00

Total:	7,187	$1,638,229,578.73	100.00%	7.627%	100.00%	635	82.18%	45.96%	27.05%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 12	60	$17,905,192.51	1.09%	7.373%	100.00%	636	81.74%	33.49%	37.04%
13 - 24	6,077	1,399,007,919.75	85.40	7.652	100.00	634	82.37	45.32	27.33
25 - 36	982	205,926,923.58	12.57	7.525	100.00	639	81.07	49.52	23.76
37 >=	68	15,389,542.89	0.94	7.047	100.00	653	80.45	71.72	34.03

Total:	7,187	$1,638,229,578.73	100.00%	7.627%	100.00%	635	82.18%	45.96%	27.05%

LBMC 2006-WL2 Collateral Summary – Group 1

Total Number of Loans	4,165
Total Outstanding Loan Balance	$565,459,171
Average Loan Principal Balance	$135,765
Fixed Rate	13.2%
Adjustable Rate	86.8%
Prepayment Premium	64.0%
Weighted Average Coupon	7.9%
Weighted Average Margin	5.1%
Weighted Average Initial Periodic Cap	2.1%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	13.8%
Weighted Average Floor	7.8%
Weighted Average Original Term (mo.)	400
Weighted Average Remaining Term (mo.)	396
Weighted Average Loan Age (mo.)	3
Weighted Average Combined LTV	83.1%
Weighted Average Effective Combined LTV	74.9%
Weighted Average Full Combined LTV	90.5%
% of Loans with Junior Liens	40.5%
Non-Zero Weighted Average FICO	634
Non-Zero Weighted Average DTI	41.6%
% IO Loans	9.0%

Product Type
2/28 ARM (Libor)	45.2%
2/38 ARM (Libor)	26.8%
Fixed Rate	13.2%
3/27 ARM (Libor)	7.8%
Other	7.1%

Amortization Type
Full Amortization	91.0%
Interest Only	9.0%

Documentation Type
Stated	52.3%
Full	44.0%
Limited	3.8%

Primary Mortgage Insurance Coverage
Yes	27.5%
No	72.5%

Primary Mortgage Insurance Coverage
(First Lien Loans with LTV > 80%)
Yes	73.9%
No	26.1%

Lien Position
First	93.7%
Second	6.3%

Loan Purpose
Purchase	58.1%
Cash Out Refinance	39.3%
Rate/Term Refinance	2.6%

Geographic Distribution
(Other states account individually for less than
5% of the Statistical Cut-off Date principal balance)
CA	27.5%
IL	9.4%
FL	6.1%
TX	5.8%
WA	5.1%

Occupancy Status
Primary Home	78.4%
Investment	20.2%
Second Home	1.4%

Collateral information is as of the Cut-off Date.

Collateral Characteristics - Group 1

Collateral Characteristics are listed below as of the Cut-off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Non- IO Loans:
2/28 ARM (Libor)	1,534	$214,511,016.61	37.94%	8.154%	100.00%	618	82.52%	40.94%	28.00%
2/38 ARM (Libor)	728	151,680,043.91	26.82	7.498	100.00	642	82.36	34.42	30.04
3/27 ARM (Libor)	247	37,107,153.99	6.56	7.917	100.00	630	82.11	41.42	22.58
5/25 ARM (Libor)	19	3,085,545.47	0.55	7.055	100.00	666	73.97	60.47	13.66
6 Month ARM (Libor)	14	3,204,076.60	0.57	7.831	100.00	632	86.28	20.72	61.21
Fixed Rate	1,260	74,694,593.05	13.21	9.000	0.00	641	88.16	57.22	11.11
3/37 ARM (Libor)	159	30,553,198.61	5.40	7.506	100.00	651	81.39	41.09	24.79
Subtotal (Non-IO):	3,961	$514,835,628.24	91.05%	8.019%	85.49%	632	83.17%	41.42%	25.69%

Interest-Only Loans:
2/28 ARM (Libor)	163	$40,833,023.17	7.22%	7.193%	100.00%	663	83.05%	68.23%	49.61%
3/27 ARM (Libor)	28	6,757,501.89	1.20	6.737	100.00	665	78.85	78.35	22.08
5/25 ARM (Libor)	13	3,033,017.54	0.54	7.119	100.00	643	79.21	75.84	44.40
Subtotal (IO Loans):	204	$50,623,542.60	8.95%	7.127%	100.00%	662	82.26%	70.03%	45.63%

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Interest-Only Loans:
24	163	$40,833,023.17	80.66%	7.193%	100.00%	663	83.05%	68.23%	49.61%
36	28	6,757,501.89	13.35	6.737	100.00	665	78.85	78.35	22.08
60	13	3,033,017.54	5.99	7.119	100.00	643	79.21	75.84	44.40

Total:	204	$50,623,542.60	100.00%	7.127%	100.00%	662	82.26%	70.03%	45.63%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Amortization Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Fully Amortizing: Term <= 20 years	24	$892,078.07	0.16%	9.185%	0.00%	647	82.43%	58.87%	16.96%
Fully Amortizing: 20 < Term <= 30 years	3,015	325,310,110.10	57.53	8.317	79.28	625	83.86	44.38	23.92
Fully Amortizing: Term > 30 years	922	188,633,440.07	33.36	7.500	96.61	643	81.98	36.23	28.79
IO: IO Term <= 3 years	191	47,590,525.06	8.42	7.128	100.00	663	82.45	69.66	45.70
IO: IO Term > 3 years	13	3,033,017.54	0.54	7.119	100.00	643	79.21	75.84	44.40

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

0.01 - 50,000.00	919	$29,476,623.67	5.21%	10.335%	15.13%	639	97.10%	57.94%	4.96%
50,000.01 - 100,000.00	1,012	75,717,072.54	13.39	8.786	74.38	631	86.55	51.96	20.92
100,000.01 - 150,000.00	783	97,446,590.99	17.23	7.912	89.72	629	82.79	54.74	24.89
150,000.01 - 200,000.00	512	89,158,823.26	15.77	7.671	92.77	636	82.31	47.67	27.03
200,000.01 - 250,000.00	312	68,550,551.59	12.12	7.674	91.28	633	81.55	40.00	28.80
250,000.01 - 300,000.00	265	72,586,910.81	12.84	7.464	97.72	635	80.52	34.77	29.76
300,000.01 - 350,000.00	163	52,447,479.50	9.28	7.420	94.49	643	81.28	32.23	35.71
350,000.01 - 400,000.00	136	50,674,509.06	8.96	7.460	95.48	631	80.55	35.13	35.98
400,000.01 - 450,000.00	40	16,705,508.07	2.95	7.920	100.00	630	81.78	22.46	42.92
450,000.01 - 500,000.00	9	4,309,649.63	0.76	7.372	88.43	675	77.88	34.64	33.05
500,000.01 - 550,000.00	7	3,653,364.06	0.65	7.856	86.17	646	79.28	28.78	43.13
550,000.01 - 600,000.00	2	1,145,231.15	0.20	7.026	100.00	693	82.60	48.05	51.95
600,000.01 - 650,000.00	1	636,225.00	0.11	9.000	100.00	681	84.94	0.00	100.00
650,000.01 >=	4	2,950,631.51	0.52	7.728	100.00	633	81.26	74.85	0.00

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1st Lien	3,196	$529,928,314.61	93.72%	7.767%	92.61%	633	81.97%	43.33%	29.32%
2nd Lien	969	35,530,856.23	6.28	10.503	0.00	650	99.79	53.70	0.00

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Purchase	2,928	$328,501,728.57	58.09%	8.146%	86.34%	646	85.40%	44.26%	26.66%
Cash Out Refinance	1,148	222,495,117.40	39.35	7.644	87.68	618	79.71	43.49	29.02
Rate/Term Refinance	89	14,462,324.87	2.56	7.776	83.39	628	82.47	44.96	22.21

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Primary Home	3,416	$443,352,108.32	78.41%	7.794%	84.48%	626	82.37%	51.36%	16.27%
Investment	707	113,992,189.40	20.16	8.499	95.33	665	85.84	17.28	68.09
Second Home	42	8,114,873.12	1.44	7.978	93.26	661	83.60	15.69	69.34

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	20	$707,419.01	0.13%	9.076%	0.00%	640	80.08%	69.52%	0.00%
181 - 240	4	184,659.06	0.03	9.604	0.00	677	91.46	18.08	81.92
241 - 360	3,219	375,933,652.70	66.48	8.156	82.07	630	83.64	47.83	26.84
361 - 480	922	188,633,440.07	33.36	7.500	96.61	643	81.98	36.23	28.79

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	20	$707,419.01	0.13%	9.076%	0.00%	640	80.08%	69.52%	0.00%
181 - 240	4	184,659.06	0.03	9.604	0.00	677	91.46	18.08	81.92
241 - 360	3,219	375,933,652.70	66.48	8.156	82.07	630	83.64	47.83	26.84
361 - 480	922	188,633,440.07	33.36	7.500	96.61	643	81.98	36.23	28.79

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

CA	644	$155,451,601.05	27.49%	7.358%	90.48%	628	77.15%	44.95%	23.77%
IL	413	52,991,520.80	9.37	8.081	87.31	646	85.14	32.42	27.48
FL	272	34,388,750.95	6.08	8.195	86.48	647	85.82	26.90	50.04
TX	424	32,923,753.20	5.82	8.365	74.30	615	84.40	62.36	13.11
WA	237	28,836,006.32	5.10	7.717	82.20	639	84.69	65.79	15.63
MD	170	27,846,599.80	4.92	7.950	89.78	653	83.82	24.98	25.18
NJ	123	26,542,616.26	4.69	8.146	92.20	645	85.23	21.93	49.75
GA	194	19,901,066.63	3.52	8.269	85.37	624	85.97	54.51	26.22
VA	108	18,997,323.01	3.36	7.833	89.20	647	83.76	33.02	19.45
CO	129	15,822,620.38	2.80	7.783	83.38	636	84.92	57.56	23.32
Other	1,451	151,757,312.44	26.84	8.325	85.23	632	86.07	48.67	29.66

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	87	$16,042,719.39	2.84%	7.120%	79.71%	592	49.10%	59.74%	0.00%
60.01 to 70.00%	111	27,792,380.05	4.92	7.026	86.48	592	65.58	64.05	0.00
70.01 to 80.00%	1,683	275,963,874.91	48.80	7.342	91.70	636	79.52	49.39	0.00
80.01 to 85.00%
With MI:	169	36,846,619.80	6.52	8.158	92.25	639	84.68	18.05	100.00
Without MI:	68	9,878,891.40	1.75	8.853	97.53	589	84.70	28.46	0.00
85.01 to 90.00%
With MI:	599	101,895,770.00	18.02	8.406	97.04	662	89.84	17.33	100.00
Without MI:	182	23,196,962.73	4.10	8.611	98.76	600	89.90	53.41	0.00
90.01 to 95.00%
With MI:	74	12,281,016.93	2.17	8.465	87.09	639	94.82	37.16	100.00
Without MI:	117	15,441,922.43	2.73	8.850	100.00	586	94.73	76.50	0.00
95.01 to 100.00%
With MI:	38	4,337,353.63	0.77	8.765	80.50	648	100.00	100.00	100.00
Without MI:	68	6,250,803.34	1.11	9.205	93.45	603	99.97	91.22	0.00
Subtotal (First Lien):	3,196	$529,928,314.61	93.72%	7.767%	92.61%	633	81.97%	43.33%	29.32%

Second Lien Loans:
85.01 to 90.00%	7	$203,934.82	0.04%	10.440%	0.00%	644	89.80%	49.61%	0.00%
90.01 to 95.00%	21	808,468.94	0.14	10.324	0.00	656	94.51	58.12	0.00
95.01 to 100.00%	941	34,518,452.47	6.10	10.507	0.00	649	99.98	53.62	0.00
Subtotal (Second Lien):	969	$35,530,856.23	6.28%	10.503%	0.00%	650	99.79%	53.70%	0.00%

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

*Includes the loan in the securitization and any senior liens.

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	967	$171,403,479.75	30.31%	8.245%	93.26%	649	85.53%	24.97%	90.64%
60.01 to 70.00%	111	27,792,380.05	4.92	7.026	86.48	592	65.58	64.05	0.00
70.01 to 80.00%	1,683	275,963,874.91	48.80	7.342	91.70	636	79.52	49.39	0.00
80.01 to 85.00%	68	9,878,891.40	1.75	8.853	97.53	589	84.70	28.46	0.00
85.01 to 90.00%	182	23,196,962.73	4.10	8.611	98.76	600	89.90	53.41	0.00
90.01 to 95.00%	117	15,441,922.43	2.73	8.850	100.00	586	94.73	76.50	0.00
95.01 to 100.00%	68	6,250,803.34	1.11	9.205	93.45	603	99.97	91.22	0.00
Subtotal (First Lien):	3,196	$529,928,314.61	93.72%	7.767%	92.61%	633	81.97%	43.33%	29.32%

Second Lien Loans:
85.01 to 90.00%	7	$203,934.82	0.04%	10.440%	0.00%	644	89.80%	49.61%	0.00%
90.01 to 95.00%	21	808,468.94	0.14	10.324	0.00	656	94.51	58.12	0.00
95.01 to 100.00%	941	34,518,452.47	6.10	10.507	0.00	649	99.98	53.62	0.00
Subtotal (Second Lien):	969	$35,530,856.23	6.28%	10.503%	0.00%	650	99.79%	53.70%	0.00%

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

*Combined LTV after taking mortgage insurance into account.

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	83	$15,713,828.17	2.78%	7.116%	80.55%	590	49.08%	59.91%	0.00%
60.01 to 70.00%	107	27,084,252.41	4.79	7.011	85.62	592	65.42	64.61	0.00
70.01 to 80.00%	365	76,925,059.36	13.60	7.486	87.59	606	78.37	50.50	0.00
80.01 to 85.00%
With MI:	149	33,315,456.86	5.89	8.132	92.20	638	84.65	17.38	100.00
Without MI:	41	6,985,273.37	1.24	8.264	95.64	593	82.30	27.56	0.00
85.01 to 90.00%
With MI:	507	92,153,996.51	16.30	8.321	97.33	660	89.80	18.12	100.00
Without MI:	124	19,981,111.43	3.53	8.222	98.42	614	87.95	44.87	0.00
90.01 to 95.00%
With MI:	82	12,962,572.48	2.29	8.476	88.10	642	94.19	36.12	100.00
Without MI:	129	19,961,205.39	3.53	8.178	98.75	611	88.89	67.04	0.00
95.01 to 100.00%
With MI:	142	16,928,734.51	2.99	8.949	89.95	664	91.87	35.67	100.00
Without MI:	1,467	207,916,824.12	36.77	7.475	93.51	642	81.21	51.15	0.00
Subtotal (First Lien):	3,196	$529,928,314.61	93.72%	7.767%	92.61%	633	81.97%	43.33%	29.32%

Second Lien Loans:
85.01 to 90.00%	7	$203,934.82	0.04%	10.440%	0.00%	644	89.80%	49.61%	0.00%
90.01 to 95.00%	21	808,468.94	0.14	10.324	0.00	656	94.51	58.12	0.00
95.01 to 100.00%	941	34,518,452.47	6.10	10.507	0.00	649	99.98	53.62	0.00
Subtotal (Second Lien):	969	$35,530,856.23	6.28%	10.503%	0.00%	650	99.79%	53.70%	0.00%

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

*Includes all liens on the mortgaged property.

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

500 - 520	59	$11,402,796.19	2.02%	8.529%	96.06%	511	71.58%	65.50%	2.83%
521 - 540	80	14,192,331.04	2.51	8.221	93.69	531	74.13	70.26	2.09
541 - 560	147	24,951,009.06	4.41	8.250	92.49	551	76.62	64.69	12.35
561 - 580	298	43,173,229.91	7.64	8.047	91.64	571	81.72	69.86	15.57
581 - 600	544	62,119,493.36	10.99	8.005	84.31	591	83.67	70.23	17.28
601 - 620	555	70,789,157.56	12.52	7.811	87.40	610	84.00	57.91	24.68
621 - 640	658	82,753,832.25	14.63	8.031	86.32	630	83.99	35.29	29.40
641 - 660	578	79,639,077.60	14.08	8.057	85.60	650	83.89	29.33	33.09
661 - 680	473	60,758,382.45	10.74	7.858	79.67	670	84.69	30.80	29.99
681 - 700	340	50,916,814.49	9.00	7.729	87.49	690	84.35	23.51	44.27
701 - 720	195	28,245,755.84	5.00	7.615	90.64	710	84.07	26.95	33.22
721 - 740	138	18,537,512.36	3.28	7.739	88.55	729	85.31	23.93	37.43
741 - 760	54	9,732,200.72	1.72	7.524	86.80	752	84.77	28.45	52.89
761 - 780	31	5,317,450.24	0.94	7.630	82.18	770	83.09	33.52	52.52
781 >=	15	2,930,127.77	0.52	7.610	76.44	790	80.53	15.98	35.42

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Single Family	2,954	$378,069,121.89	66.86%	7.955%	86.34%	628	82.84%	46.51%	25.69%
2-4 Family	305	66,449,037.61	11.75	8.023	91.19	654	83.18	27.91	43.13
PUD	441	63,459,614.37	11.22	7.813	85.43	632	83.63	49.61	20.94
Condo	456	56,227,785.49	9.94	7.871	85.94	655	83.97	38.52	28.24
Townhouse	9	1,253,611.48	0.22	8.019	94.73	624	84.43	92.48	33.73

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	$81,086,088.48	$4,581,481.06	$145,635,512.74	$24,040,957.50	$0.00	$0.00	$255,344,039.78
2/38 ARM (Libor)	33,535,173.01	5,222,725.30	93,444,543.29	19,477,602.31	0.00	0.00	151,680,043.91
Fixed Rate	31,656,349.19	2,042,853.74	11,895,530.35	29,099,859.77	0.00	0.00	74,694,593.05
3/27 ARM (Libor)	30,982,071.44	329,372.13	859,323.45	11,693,888.86	0.00	0.00	43,864,655.88
3/37 ARM (Libor)	22,149,627.46	131,820.78	966,893.62	7,304,856.75	0.00	0.00	30,553,198.61
5/25 ARM (Libor)	1,572,455.53	478,830.95	285,000.00	3,782,276.53	0.00	0.00	6,118,563.01
6 Month Libor ARM	2,727,408.26	143,356.99	204,454.34	128,857.01	0.00	0.00	3,204,076.60

Total:	$203,709,173.37	$12,930,440.95	$253,291,257.79	$95,528,298.73	$0.00	$0.00	$565,459,170.84

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	31.76%	1.79%	57.04%	9.42%	0.00%	0.00%	45.16%
2/38 ARM (Libor)	22.11	3.44	61.61	12.84	0.00	0.00	26.82
Fixed Rate	42.38	2.73	15.93	38.96	0.00	0.00	13.21
3/27 ARM (Libor)	70.63	0.75	1.96	26.66	0.00	0.00	7.76
3/37 ARM (Libor)	72.50	0.43	3.16	23.91	0.00	0.00	5.40
5/25 ARM (Libor)	25.70	7.83	4.66	61.82	0.00	0.00	1.08
6 Month Libor ARM	85.12	4.47	6.38	4.02	0.00	0.00	0.57

Total:	36.03%	2.29%	44.79%	16.89%	0.00%	0.00%	100.00%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,890	$299,550,272.29	52.97%	7.596%	89.48%	626	79.61%	52.40%	16.57%
None	1,695	203,709,173.37	36.03	8.274	84.46	644	85.60	35.40	32.04
3% 2% 1% of Orig. Bal	454	52,185,333.32	9.23	8.385	83.38	648	91.04	30.10	70.78
1% of Orig. Bal. >20% Orig. Bal.	64	5,000,747.17	0.88	8.855	82.24	618	93.74	51.47	32.14
2% of UPB	21	2,065,803.72	0.37	8.904	91.96	648	92.55	21.19	81.96
Other	41	2,947,840.97	0.52	9.565	38.74	636	96.54	30.62	6.73

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Stated	1,977	$295,460,580.01	52.25%	8.245%	89.72%	653	83.94%	0.00%	38.94%
Full	2,072	248,682,286.78	43.98	7.594	82.81	615	82.08	100.00	13.35
Limited	116	21,316,304.05	3.77	7.727	92.53	607	83.03	0.00	33.35

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full Doc Loans:
15.01 to 20.00	7	$1,296,756.23	0.23%	7.299%	92.11%	616	64.76%	100.00%	19.78%
20.01 to 25.00	78	9,229,314.54	1.63	7.814	89.45	621	81.59	100.00	25.25
25.01 to 30.00	119	13,520,714.16	2.39	7.713	79.19	612	79.52	100.00	15.60
30.01 to 35.00	205	22,239,873.01	3.93	7.583	85.27	617	81.30	100.00	18.76
35.01 to 40.00	314	32,862,455.77	5.81	7.649	80.46	618	82.11	100.00	13.09
40.01 to 45.00	472	58,676,680.91	10.38	7.593	84.93	615	83.03	100.00	11.40
45.01 to 50.00	773	88,172,131.54	15.59	7.608	79.76	617	83.51	100.00	7.77
50.01 to 55.00	103	22,278,638.59	3.94	7.302	88.94	596	77.42	100.00	29.18
55.01 to 60.00	1	405,722.03	0.07	8.950	100.00	514	80.00	100.00	0.00
Subtotal (Full Doc):	2,072	$248,682,286.78	43.98%	7.594%	82.81%	615	82.08%	100.00%	13.35%

Non-Full Doc Loans:
15.01 to 20.00	18	$2,045,480.18	0.36%	8.819%	100.00%	651	83.67%	0.00%	69.77%
20.01 to 25.00	121	16,997,854.63	3.01	8.683	93.55	660	86.01	0.00	65.77
25.01 to 30.00	198	31,245,551.12	5.53	8.432	91.50	659	84.63	0.00	62.09
30.01 to 35.00	227	32,422,641.09	5.73	8.288	88.88	658	84.44	0.00	47.36
35.01 to 40.00	376	53,378,999.21	9.44	8.212	89.81	648	84.18	0.00	39.57
40.01 to 45.00	465	68,004,136.78	12.03	8.092	89.94	650	82.86	0.00	29.88
45.01 to 50.00	580	88,885,569.18	15.72	8.113	86.96	650	83.85	0.00	24.37
50.01 to 55.00	108	23,796,651.87	4.21	8.118	96.97	621	82.98	0.00	49.13
Subtotal (Non-Full Doc):	2,093	$316,776,884.06	56.02%	8.210%	89.91%	650	83.88%	0.00%	38.56%

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Adjustable Rate Loans:
Less than 5.501	2	$891,259.89	0.16%	5.450%	100.00%	718	80.00%	100.00%	0.00%
5.501 to 6.000	71	16,603,361.69	2.94	5.850	100.00	647	73.53	90.06	0.00
6.001 to 6.500	175	36,291,025.15	6.42	6.319	100.00	649	76.48	82.90	7.29
6.501 to 7.000	392	78,570,163.91	13.89	6.797	100.00	637	78.94	65.38	14.73
7.001 to 7.500	403	77,108,625.25	13.64	7.271	100.00	641	80.17	41.14	17.87
7.501 to 8.000	549	99,784,747.45	17.65	7.765	100.00	633	82.33	28.13	30.11
8.001 to 8.500	385	62,461,394.81	11.05	8.285	100.00	626	84.56	25.56	42.85
8.501 to 9.000	355	53,496,409.39	9.46	8.767	100.00	627	86.96	26.98	50.06
9.001 to 9.500	256	35,301,181.75	6.24	9.233	100.00	620	88.04	28.08	54.36
9.501 to 10.000	180	19,266,555.64	3.41	9.756	100.00	618	88.01	25.43	55.24
10.001 to 10.500	75	6,707,601.69	1.19	10.267	100.00	622	90.20	24.86	56.89
10.501 to 11.000	36	2,712,070.73	0.48	10.705	100.00	601	91.26	55.13	38.65
Greater than 11.000	26	1,570,180.44	0.28	11.420	100.00	611	89.06	30.39	49.04
Subtotal (ARM Loans):	2,905	$490,764,577.79	86.79%	7.778%	100.00%	633	82.31%	41.96%	29.97%

Fixed Rate Loans:
Less than 5.501	1	$82,100.78	0.01%	5.250%	0.00%	775	37.78%	100.00%	0.00%
6.001 to 6.500	36	6,778,886.14	1.20	6.283	0.00	652	69.58	84.60	5.42
6.501 to 7.000	43	7,590,282.12	1.34	6.833	0.00	649	75.92	86.78	2.86
7.001 to 7.500	41	5,876,955.83	1.04	7.302	0.00	624	75.92	70.73	2.72
7.501 to 8.000	46	7,163,629.74	1.27	7.755	0.00	643	76.19	32.39	14.27
8.001 to 8.500	33	3,013,196.56	0.53	8.272	0.00	622	81.62	50.39	33.57
8.501 to 9.000	73	5,230,379.90	0.92	8.762	0.00	639	88.51	51.73	46.85
9.001 to 9.500	110	5,753,329.01	1.02	9.221	0.00	654	94.98	70.76	22.12
9.501 to 10.000	235	8,561,945.64	1.51	9.880	0.00	649	97.72	49.45	14.06
10.001 to 10.500	172	7,032,766.91	1.24	10.282	0.00	664	99.23	34.37	1.73
10.501 to 11.000	150	6,220,616.55	1.10	10.741	0.00	647	99.17	31.25	4.98
Greater than 11.000	320	11,390,503.87	2.01	11.530	0.00	613	99.71	61.17	1.42
Subtotal (Fixed Rate):	1,260	$74,694,593.05	13.21%	9.000%	0.00%	641	88.16%	57.22%	11.11%

Total:	4,165	$565,459,170.84	100.00%	7.939%	86.79%	634	83.09%	43.98%	27.48%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

4.501 - 5.000	2,746	$455,838,040.15	92.88%	7.769%	100.00%	638	82.93%	40.87%	31.48%
5.001 - 5.500	1	204,736.60	0.04	6.600	100.00	605	63.08	0.00	0.00
5.501 - 6.000	100	20,374,313.54	4.15	8.004	100.00	576	75.88	57.31	15.49
6.001 - 6.500	1	255,614.82	0.05	7.875	100.00	629	80.00	0.00	0.00
6.501 - 7.000	57	14,091,872.68	2.87	7.765	100.00	563	71.93	56.50	2.76

Total:	2,905	$490,764,577.79	100.00%	7.778%	100.00%	633	82.31%	41.96%	29.97%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	181	$44,401,749.57	9.05%	7.255%	100.00%	660	83.28%	64.46%	50.04%
2.000	2,257	365,676,326.23	74.51	7.879	100.00	628	82.45	38.20	28.89
3.000	467	80,686,501.99	16.44	7.605	100.00	643	81.16	46.66	23.81

Total:	2,905	$490,764,577.79	100.00%	7.778%	100.00%	633	82.31%	41.96%	29.97%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	2,905	$490,764,577.79	100.00%	7.778%	100.00%	633	82.31%	41.96%	29.97%

Total:	2,905	$490,764,577.79	100.00%	7.778%	100.00%	633	82.31%	41.96%	29.97%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

11.001 - 11.500	2	$891,259.89	0.18%	5.450%	100.00%	718	80.00%	100.00%	0.00%
11.501 - 12.000	71	16,603,361.69	3.38	5.850	100.00	647	73.53	90.06	0.00
12.001 - 12.500	175	36,291,025.15	7.39	6.319	100.00	649	76.48	82.90	7.29
12.501 - 13.000	392	78,570,163.91	16.01	6.797	100.00	637	78.94	65.38	14.73
13.001 - 13.500	403	77,108,625.25	15.71	7.271	100.00	641	80.17	41.14	17.87
13.501 - 14.000	549	99,784,747.45	20.33	7.765	100.00	633	82.33	28.13	30.11
14.001 - 14.500	385	62,461,394.81	12.73	8.285	100.00	626	84.56	25.56	42.85
14.501 - 15.000	355	53,496,409.39	10.90	8.767	100.00	627	86.96	26.98	50.06
15.001 - 15.500	256	35,301,181.75	7.19	9.233	100.00	620	88.04	28.08	54.36
15.501 - 16.000	180	19,266,555.64	3.93	9.756	100.00	618	88.01	25.43	55.24
16.001 - 16.500	75	6,707,601.69	1.37	10.267	100.00	622	90.20	24.86	56.89
16.501 - 17.000	36	2,712,070.73	0.55	10.705	100.00	601	91.26	55.13	38.65
17.001 - 17.500	19	1,105,914.31	0.23	11.279	100.00	604	89.43	36.56	47.14
17.501 - 18.000	7	464,266.13	0.09	11.756	100.00	630	88.15	15.70	53.56

Total:	2,905	$490,764,577.79	100.00%	7.778%	100.00%	633	82.31%	41.96%	29.97%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

<= 5.500	2	$891,259.89	0.18%	5.450%	100.00%	718	80.00%	100.00%	0.00%
5.501 - 6.000	71	16,603,361.69	3.38	5.850	100.00	647	73.53	90.06	0.00
6.001 - 6.500	171	35,216,945.60	7.18	6.319	100.00	652	76.55	83.48	7.51
6.501 - 7.000	396	79,644,243.46	16.23	6.790	100.00	636	78.88	65.36	14.53
7.001 - 7.500	403	77,108,625.25	15.71	7.271	100.00	641	80.17	41.14	17.87
7.501 - 8.000	549	99,784,747.45	20.33	7.765	100.00	633	82.33	28.13	30.11
8.001 - 8.500	385	62,461,394.81	12.73	8.285	100.00	626	84.56	25.56	42.85
8.501 - 9.000	355	53,496,409.39	10.90	8.767	100.00	627	86.96	26.98	50.06
9.001 - 9.500	256	35,301,181.75	7.19	9.233	100.00	620	88.04	28.08	54.36
9.501 - 10.000	180	19,266,555.64	3.93	9.756	100.00	618	88.01	25.43	55.24
10.001 - 10.500	75	6,707,601.69	1.37	10.267	100.00	622	90.20	24.86	56.89
10.501 - 11.000	36	2,712,070.73	0.55	10.705	100.00	601	91.26	55.13	38.65
11.001 - 11.500	19	1,105,914.31	0.23	11.279	100.00	604	89.43	36.56	47.14
11.501 - 12.000	7	464,266.13	0.09	11.756	100.00	630	88.15	15.70	53.56

Total:	2,905	$490,764,577.79	100.00%	7.778%	100.00%	633	82.31%	41.96%	29.97%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 12	15	$3,465,876.60	0.71%	7.727%	100.00%	637	86.19%	19.16%	64.14%
13 - 24	2,424	406,762,283.69	82.88	7.814	100.00	631	82.51	41.28	30.88
25 - 36	434	74,417,854.49	15.16	7.641	100.00	642	81.52	44.64	23.44
37 >=	32	6,118,563.01	1.25	7.086	100.00	655	76.56	68.09	28.90

Total:	2,905	$490,764,577.79	100.00%	7.778%	100.00%	633	82.31%	41.96%	29.97%

LBMC 2006-WL2 Collateral Summary – Group 2

Total Number of Loans	6,209
Total Outstanding Loan Balance	$1,343,491,589
Average Loan Principal Balance	$216,378
Fixed Rate	14.6%
Adjustable Rate	85.4%
Prepayment Premium	66.9%
Weighted Average Coupon	7.8%
Weighted Average Margin	5.1%
Weighted Average Initial Periodic Cap	2.0%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	13.6%
Weighted Average Floor	7.6%
Weighted Average Original Term (mo.)	410
Weighted Average Remaining Term (mo.)	406
Weighted Average Loan Age (mo.)	3
Weighted Average Combined LTV	83.3%
Weighted Average Effective Combined LTV	76.1%
Weighted Average Full Combined LTV	91.8%
% of Loans with Junior Liens	44.8%
Non-Zero Weighted Average FICO	637
Non-Zero Weighted Average DTI	40.8%
% IO Loans	8.5%

Product Type
2/28 ARM (Libor)	37.5%
2/38 ARM (Libor)	36.5%
Fixed Rate	14.6%
3/27 ARM (Libor)	5.7%
Other	5.8%

Amortization Type
Full Amortization	91.5%
Interest Only	8.5%

Documentation Type
Full	48.6%
Stated	48.0%
Limited	3.4%

Primary Mortgage Insurance Coverage
Yes	24.1%
No	75.9%

Primary Mortgage Insurance Coverage
(First Lien Loans with LTV > 80%)
Yes	74.1%
No	25.9%

Lien Position
First	92.2%
Second	7.8%

Loan Purpose
Purchase	63.6%
Cash Out Refinance	33.1%
Rate/Term Refinance	3.3%

Geographic Distribution
(Other states account individually for less than 5% of the Statistical Cut-off Date principal balance)
CA	43.3%
FL	8.4%
IL	5.6%
NJ	5.5%

Occupancy Status
Primary Home	88.3%
Investment	10.3%
Second Home	1.4%

Collateral information is as of the Cut-off Date.

Collateral Characteristics - Group 2

Collateral Characteristics are listed below as of the Cut-off Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Non- IO Loans:
2/28 ARM (Libor)	1,958	$398,825,925.36	29.69%	7.981%	100.00%	611	82.12%	57.60%	29.08%
2/38 ARM (Libor)	1,430	489,722,014.53	36.45	7.401	100.00	647	82.78	36.02	25.57
3/27 ARM (Libor)	328	69,261,829.70	5.16	7.630	100.00	624	80.33	56.43	23.96
5/25 ARM (Libor)	29	7,371,047.01	0.55	6.946	100.00	650	82.23	69.51	30.67
6 Month ARM (Libor)	42	13,459,738.47	1.00	7.353	100.00	636	80.31	33.67	27.52
Fixed Rate	1,927	196,026,588.26	14.59	9.097	0.00	650	90.02	54.21	13.81
3/37 ARM (Libor)	199	55,037,652.07	4.10	7.325	100.00	644	81.43	44.53	24.15
Subtotal (Non-IO):	5,913	$1,229,704,795.40	91.53%	7.866%	84.06%	634	83.49%	47.62%	24.73%

Interest-Only Loans:
2/28 ARM (Libor)	268	$104,677,273.61	7.79%	6.927%	100.00%	673	80.83%	58.07%	15.54%
3/27 ARM (Libor)	21	7,209,587.32	0.54	6.838	100.00	698	80.72	71.73	21.91
5/25 ARM (Libor)	7	1,899,932.87	0.14	7.315	100.00	655	86.07	92.00	63.58
Subtotal (IO Loans):	296	$113,786,793.80	8.47%	6.928%	100.00%	674	80.91%	59.50%	16.74%

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Interest-Only Loans:
24	268	$104,677,273.61	91.99%	6.927%	100.00%	673	80.83%	58.07%	15.54%
36	21	7,209,587.32	6.34	6.838	100.00	698	80.72	71.73	21.91
60	7	1,899,932.87	1.67	7.315	100.00	655	86.07	92.00	63.58

Total:	296	$113,786,793.80	100.00%	6.928%	100.00%	674	80.91%	59.50%	16.74%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Amortization Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Fully Amortizing: Term <= 20 years	42	$3,713,165.94	0.28%	8.665%	0.00%	633	81.51%	58.62%	21.28%
Fully Amortizing: 20 < Term <= 30 years	4,177	664,829,265.39	49.49	8.262	73.54	624	84.28	55.64	24.21
Fully Amortizing: Term > 30 years	1,694	561,162,364.07	41.77	7.391	97.08	647	82.58	38.05	25.38
IO: IO Term <= 3 years	289	111,886,860.93	8.33	6.922	100.00	674	80.82	58.95	15.95
IO: IO Term > 3 years	7	1,899,932.87	0.14	7.315	100.00	655	86.07	92.00	63.58

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

0.01 - 50,000.00	543	$20,402,279.43	1.52%	10.098%	24.77%	638	93.61%	54.90%	14.88%
50,000.01 - 100,000.00	1,368	101,750,992.69	7.57	9.552	38.06	640	91.88	52.66	16.77
100,000.01 - 150,000.00	1,027	126,663,955.45	9.43	8.577	63.47	628	87.06	66.01	26.58
150,000.01 - 200,000.00	742	129,232,667.72	9.62	7.881	82.86	626	83.34	64.92	27.71
200,000.01 - 250,000.00	524	118,057,570.71	8.79	7.712	93.36	625	81.93	53.36	27.89
250,000.01 - 300,000.00	489	134,558,643.05	10.02	7.364	92.85	639	81.88	47.35	24.62
300,000.01 - 350,000.00	354	114,668,886.32	8.54	7.275	94.63	647	81.89	43.45	23.11
350,000.01 - 400,000.00	232	86,589,760.45	6.45	7.334	96.62	638	82.09	40.07	22.84
400,000.01 - 450,000.00	240	102,861,893.99	7.66	7.356	93.70	647	81.85	33.23	22.96
450,000.01 - 500,000.00	192	91,273,187.20	6.79	7.275	94.21	646	81.75	36.87	26.09
500,000.01 - 550,000.00	126	66,212,265.12	4.93	7.468	96.86	638	82.54	43.52	31.08
550,000.01 - 600,000.00	116	66,691,429.36	4.96	7.403	98.28	646	82.41	47.43	31.23
600,000.01 - 650,000.00	81	50,867,276.65	3.79	7.446	93.75	649	81.91	43.27	28.44
650,000.01 >=	175	133,660,781.06	9.95	7.631	96.62	633	79.50	44.52	13.45

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1st Lien	4,825	$1,239,363,685.56	92.25%	7.559%	92.59%	635	81.89%	50.15%	26.08%
2nd Lien	1,384	104,127,903.64	7.75	10.489	0.00	668	99.79	30.53	0.00

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Purchase	4,184	$854,672,836.87	63.62%	7.833%	85.13%	655	84.52%	35.84%	17.56%
Cash Out Refinance	1,832	444,535,551.03	33.09	7.690	85.64	607	81.08	71.05	35.55
Rate/Term Refinance	193	44,283,201.30	3.30	7.851	88.58	609	81.25	70.28	33.99

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Primary Home	5,305	$1,185,758,726.54	88.26%	7.729%	84.46%	636	82.94%	47.56%	18.85%
Investment	825	138,413,279.79	10.30	8.301	92.88	652	85.47	55.75	61.70
Second Home	79	19,319,582.87	1.44	7.602	90.34	658	87.89	63.00	74.13

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	37	$3,180,316.05	0.24%	8.545%	0.00%	634	80.03%	57.55%	15.73%
181 - 240	5	532,849.89	0.04	9.378	0.00	623	90.38	65.01	54.38
241 - 360	4,473	778,616,059.19	57.95	8.067	77.41	631	83.79	56.21	23.12
361 - 480	1,694	561,162,364.07	41.77	7.391	97.08	647	82.58	38.05	25.38

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	37	$3,180,316.05	0.24%	8.545%	0.00%	634	80.03%	57.55%	15.73%
181 - 240	5	532,849.89	0.04	9.378	0.00	623	90.38	65.01	54.38
241 - 360	4,473	778,616,059.19	57.95	8.067	77.41	631	83.79	56.21	23.12
361 - 480	1,694	561,162,364.07	41.77	7.391	97.08	647	82.58	38.05	25.38

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

CA	1,960	$581,992,146.90	43.32%	7.581%	86.95%	651	83.34%	36.27%	20.01%
FL	625	112,827,195.90	8.40	7.810	83.43	637	83.14	56.80	28.40
IL	395	75,121,427.63	5.59	7.851	88.31	637	83.27	51.01	29.53
NJ	293	73,684,832.70	5.48	7.806	90.59	637	82.02	42.75	33.19
NY	192	55,025,096.89	4.10	7.871	84.10	648	81.87	27.21	22.35
TX	395	52,761,284.64	3.93	8.044	67.80	620	81.55	61.44	12.91
MD	222	49,007,066.00	3.65	7.784	84.38	625	81.87	53.07	22.76
WA	195	37,691,040.87	2.81	7.644	84.69	633	84.41	69.86	30.46
VA	128	30,665,881.29	2.28	7.947	78.11	626	83.30	55.05	18.84
GA	164	27,515,671.03	2.05	8.048	89.03	626	85.19	66.65	34.64
Other	1,640	247,199,945.35	18.40	8.133	85.13	612	84.13	70.14	28.72

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Collateral Characteristics - Group 2 (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	121	$24,179,734.09	1.80%	7.326%	74.40%	592	51.52%	65.84%	0.00%
60.01 to 70.00%	234	55,077,008.34	4.10	7.540	79.25	587	66.83	58.33	0.00
70.01 to 80.00%	2,513	724,183,232.46	53.90	7.245	93.83	646	79.42	40.95	0.00
80.01 to 85.00%
With MI:	352	91,339,695.82	6.80	7.644	90.68	621	84.63	59.85	100.00
Without MI:	96	23,939,914.68	1.78	8.625	98.19	565	84.78	48.44	0.00
85.01 to 90.00%
With MI:	814	180,763,282.71	13.45	8.003	92.71	647	89.76	57.15	100.00
Without MI:	249	52,641,111.36	3.92	8.329	97.21	593	89.72	70.57	0.00
90.01 to 95.00%
With MI:	198	42,920,224.55	3.19	8.262	90.06	635	94.82	74.61	100.00
Without MI:	155	30,531,898.52	2.27	8.705	99.15	590	94.81	84.81	0.00
95.01 to 100.00%
With MI:	49	8,171,903.74	0.61	8.474	86.13	639	99.87	99.44	100.00
Without MI:	44	5,615,679.29	0.42	8.928	93.33	613	99.95	74.49	0.00
Subtotal (First Lien):	4,825	$1,239,363,685.56	92.25%	7.559%	92.59%	635	81.89%	50.15%	26.08%

Second Lien Loans:
80.01 to 85.00%	1	$132,452.11	0.01%	10.850%	0.00%	758	85.00%	0.00%	0.00%
85.01 to 90.00%	13	851,476.19	0.06	10.259	0.00	655	89.84	43.15	0.00
90.01 to 95.00%	30	2,125,448.08	0.16	10.196	0.00	688	94.86	51.69	0.00
95.01 to 100.00%	1,340	101,018,527.26	7.52	10.497	0.00	667	99.99	30.01	0.00
Subtotal (Second Lien):	1,384	$104,127,903.64	7.75%	10.489%	0.00%	668	99.79%	30.53%	0.00%

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

*Includes the loan in the securitization and any senior liens.

Collateral Characteristics - Group 2 (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	1,534	$347,374,840.91	25.86%	7.905%	90.42%	635	86.62%	61.62%	93.04%
60.01 to 70.00%	234	55,077,008.34	4.10	7.540	79.25	587	66.83	58.33	0.00
70.01 to 80.00%	2,513	724,183,232.46	53.90	7.245	93.83	646	79.42	40.95	0.00
80.01 to 85.00%	96	23,939,914.68	1.78	8.625	98.19	565	84.78	48.44	0.00
85.01 to 90.00%	249	52,641,111.36	3.92	8.329	97.21	593	89.72	70.57	0.00
90.01 to 95.00%	155	30,531,898.52	2.27	8.705	99.15	590	94.81	84.81	0.00
95.01 to 100.00%	44	5,615,679.29	0.42	8.928	93.33	613	99.95	74.49	0.00
Subtotal (First Lien):	4,825	$1,239,363,685.56	92.25%	7.559%	92.59%	635	81.89%	50.15%	26.08%

Second Lien Loans:
80.01 to 85.00%	1	$132,452.11	0.01%	10.850%	0.00%	758	85.00%	0.00%	0.00%
85.01 to 90.00%	13	851,476.19	0.06	10.259	0.00	655	89.84	43.15	0.00
90.01 to 95.00%	30	2,125,448.08	0.16	10.196	0.00	688	94.86	51.69	0.00
95.01 to 100.00%	1,340	101,018,527.26	7.52	10.497	0.00	667	99.99	30.01	0.00
Subtotal (Second Lien):	1,384	$104,127,903.64	7.75%	10.489%	0.00%	668	99.79%	30.53%	0.00%

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

*Combined LTV after taking mortgage insurance into account.

Collateral Characteristics - Group 2 (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	121	$24,179,734.09	1.80%	7.326%	74.40%	592	51.52%	65.84%	0.00%
60.01 to 70.00%	225	50,073,300.13	3.73	7.560	80.49	587	66.81	55.45	0.00
70.01 to 80.00%	605	162,416,551.01	12.09	7.552	84.63	596	77.47	68.49	0.00
80.01 to 85.00%
With MI:	334	86,547,835.80	6.44	7.594	90.17	620	84.63	62.17	100.00
Without MI:	74	20,819,286.74	1.55	8.487	95.96	568	84.43	45.16	0.00
85.01 to 90.00%
With MI:	723	168,733,388.57	12.56	7.982	92.81	646	89.72	57.23	100.00
Without MI:	226	61,364,023.03	4.57	7.956	97.08	610	86.85	62.70	0.00
90.01 to 95.00%
With MI:	199	41,988,865.52	3.13	8.270	89.10	633	94.59	75.66	100.00
Without MI:	204	46,922,323.86	3.49	8.157	97.12	613	89.26	71.72	0.00
95.01 to 100.00%
With MI:	157	25,925,016.93	1.93	8.385	92.83	657	92.88	61.60	100.00
Without MI:	1,957	550,393,359.88	40.97	7.213	96.38	658	80.30	33.97	0.00
Subtotal (First Lien):	4,825	$1,239,363,685.56	92.25%	7.559%	92.59%	635	81.89%	50.15%	26.08%

Second Lien Loans:
80.01 to 85.00%	1	$132,452.11	0.01%	10.850%	0.00%	758	85.00%	0.00%	0.00%
85.01 to 90.00%	13	851,476.19	0.06	10.259	0.00	655	89.84	43.15	0.00
90.01 to 95.00%	30	2,125,448.08	0.16	10.196	0.00	688	94.86	51.69	0.00
95.01 to 100.00%	1,340	101,018,527.26	7.52	10.497	0.00	667	99.99	30.01	0.00
Subtotal (Second Lien):	1,384	$104,127,903.64	7.75%	10.489%	0.00%	668	99.79%	30.53%	0.00%

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

*Includes all liens on the mortgaged property.

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

500 - 520	143	$26,635,477.63	1.98%	8.708%	97.06%	511	76.16%	71.85%	4.28%
521 - 540	174	40,236,305.65	2.99	8.501	92.65	531	77.47	80.08	20.70
541 - 560	252	57,858,394.64	4.31	8.427	92.55	550	79.92	78.81	24.13
561 - 580	468	102,125,746.87	7.60	7.990	90.91	571	82.79	79.04	26.91
581 - 600	629	121,206,574.41	9.02	7.896	85.66	591	83.66	76.38	24.28
601 - 620	676	153,465,968.36	11.42	7.562	85.86	611	82.36	66.79	30.82
621 - 640	1,013	207,882,040.17	15.47	7.872	83.81	630	84.27	38.40	23.04
641 - 660	870	186,863,410.08	13.91	7.756	85.39	650	83.98	39.54	21.36
661 - 680	649	140,178,852.87	10.43	7.648	84.71	670	84.05	34.40	24.67
681 - 700	558	125,227,561.75	9.32	7.519	80.29	690	84.30	25.23	25.12
701 - 720	323	75,412,808.11	5.61	7.493	83.59	710	84.33	28.07	23.14
721 - 740	198	46,159,378.34	3.44	7.608	82.86	729	83.89	24.10	18.04
741 - 760	137	30,946,252.68	2.30	7.665	76.97	750	84.98	19.07	21.79
761 - 780	78	18,724,014.78	1.39	7.332	83.02	768	85.12	35.19	36.97
781 >=	41	10,568,802.86	0.79	7.159	81.57	792	82.27	21.25	21.59

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Single Family	4,450	$ 940,962,882.17	70.04%	7.788%	85.48%	636	83.16%	47.77%	23.52%
PUD	770	182,978,065.64	13.62	7.740	82.82	629	83.14	59.39	18.90
2-4 Family	544	131,967,613.71	9.82	7.833	87.20	654	83.64	40.16	31.54
Condo	437	86,433,974.77	6.43	7.791	87.58	649	84.21	48.30	29.12
Townhouse	8	1,149,052.91	0.09	8.200	69.30	633	88.92	35.67	43.40

Total:	6,209	$ 1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	$175,552,612.78	$20,084,680.99	$273,223,170.85	$34,642,734.35	$0.00	$0.00	$503,503,198.97
2/38 ARM (Libor)	92,556,308.52	34,898,562.03	311,081,251.67	51,185,892.31	0.00	0.00	489,722,014.53
Fixed Rate	61,134,447.87	8,973,362.31	60,035,818.05	65,882,960.03	0.00	0.00	196,026,588.26
3/27 ARM (Libor)	61,242,853.66	1,235,053.90	3,000,119.87	10,993,389.59	0.00	0.00	76,471,417.02
3/37 ARM (Libor)	40,028,424.26	600,063.67	4,262,053.32	10,147,110.82	0.00	0.00	55,037,652.07
6 Month Libor ARM	11,523,401.71	226,229.14	202,606.29	1,507,501.33	0.00	0.00	13,459,738.47
5/25 ARM (Libor)	3,136,356.94	197,271.90	576,914.23	5,360,436.81	0.00	0.00	9,270,979.88

Total:	$445,174,405.74	$66,215,223.94	$652,381,934.28	$179,720,025.24	$0.00	$0.00	$1,343,491,589.20

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	34.87%	3.99%	54.26%	6.88%	0.00%	0.00%	37.48%
2/38 ARM (Libor)	18.90	7.13	63.52	10.45	0.00	0.00	36.45
Fixed Rate	31.19	4.58	30.63	33.61	0.00	0.00	14.59
3/27 ARM (Libor)	80.09	1.62	3.92	14.38	0.00	0.00	5.69
3/37 ARM (Libor)	72.73	1.09	7.74	18.44	0.00	0.00	4.10
6 Month Libor ARM	85.61	1.68	1.51	11.20	0.00	0.00	1.00
5/25 ARM (Libor)	33.83	2.13	6.22	57.82	0.00	0.00	0.69

Total:	33.14%	4.93%	48.56%	13.38%	0.00%	0.00%	100.00%

Collateral Characteristics - Group 2 (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	3,286	$771,136,066.91	57.40%	7.604%	85.36%	638	82.14%	47.55%	15.79%
None	2,187	445,174,405.74	33.14	8.004	86.27	637	83.06	47.36	26.78
3% 2% 1% of Orig. Bal	587	108,430,592.47	8.07	8.042	83.84	635	90.63	59.16	69.20
1% of Orig. Bal. >20% Orig. Bal.	78	7,997,561.64	0.60	8.529	88.60	614	91.44	74.05	36.22
2 Mo. Int. on Amount Prepaid	10	4,178,951.84	0.31	7.874	96.56	622	90.87	47.53	45.97
Other	61	6,574,010.60	0.49	9.281	47.42	640	94.29	57.04	35.56

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full	3,302	$653,314,005.61	48.63%	7.575%	83.74%	615	83.45%	100.00%	30.33%
Stated	2,732	644,832,464.48	48.00	8.012	86.77	661	83.13	0.00	18.32
Limited	175	45,345,119.11	3.38	7.637	90.20	623	82.81	0.00	15.35

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Collateral Characteristics - Group 2 (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full Doc Loans:
0.01 to 5.00	21	$6,646,224.86	0.49%	7.426%	89.50%	620	82.28%	100.00%	27.89%
5.01 to 10.00	62	12,176,895.75	0.91	7.816	84.30	620	83.76	100.00	39.88
10.01 to 15.00	84	13,768,165.06	1.02	7.911	82.70	627	85.02	100.00	39.39
15.01 to 20.00	144	21,945,134.42	1.63	7.806	85.40	629	84.22	100.00	41.57
20.01 to 25.00	147	22,758,276.68	1.69	7.778	82.19	617	84.11	100.00	42.55
25.01 to 30.00	294	49,617,950.40	3.69	7.700	81.05	613	83.39	100.00	32.77
30.01 to 35.00	364	58,611,696.69	4.36	7.785	77.47	613	82.94	100.00	30.39
35.01 to 40.00	416	78,577,162.08	5.85	7.526	81.32	625	83.89	100.00	34.03
40.01 to 45.00	614	120,670,135.90	8.98	7.599	85.30	616	84.30	100.00	31.40
45.01 to 50.00	856	190,942,087.68	14.21	7.430	84.75	619	83.75	100.00	20.40
50.01 to 55.00	298	76,863,413.80	5.72	7.493	87.16	592	80.77	100.00	38.42
55.01 to 60.00	2	736,862.29	0.05	7.539	100.00	579	80.00	100.00	0.00
Subtotal (Full Doc):	3,302	$653,314,005.61	48.63%	7.575%	83.74%	615	83.45%	100.00%	30.33%

Non-Full Doc Loans:
0.01 to 5.00	7	$1,290,847.58	0.10%	8.232%	100.00%	703	85.34%	0.00%	60.88%
5.01 to 10.00	34	4,803,136.45	0.36	8.745	100.00	652	85.74	0.00	73.36
10.01 to 15.00	67	11,385,505.94	0.85	8.514	95.21	669	86.90	0.00	73.41
15.01 to 20.00	121	21,469,962.96	1.60	8.397	91.90	664	83.48	0.00	50.21
20.01 to 25.00	75	16,746,873.54	1.25	7.984	88.85	664	81.93	0.00	23.42
25.01 to 30.00	128	23,768,295.13	1.77	8.155	87.05	656	81.90	0.00	28.23
30.01 to 35.00	241	52,744,709.25	3.93	7.946	88.57	650	82.23	0.00	19.57
35.01 to 40.00	383	92,170,862.20	6.86	8.021	84.33	659	83.21	0.00	21.52
40.01 to 45.00	701	162,391,092.84	12.09	7.872	86.67	662	83.43	0.00	12.94
45.01 to 50.00	1,068	269,554,493.89	20.06	7.945	85.21	661	83.16	0.00	8.73
50.01 to 55.00	82	33,851,803.81	2.52	8.172	98.38	624	81.66	0.00	48.14
Subtotal (Non-Full Doc):	2,907	$690,177,583.59	51.37%	7.987%	86.99%	658	83.11%	0.00%	18.12%

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Adjustable Rate Loans:
Less than 5.501	4	$1,534,138.48	0.11%	5.415%	100.00%	641	82.30%	100.00%	24.64%
5.501 to 6.000	115	42,459,525.88	3.16	5.846	100.00	656	79.09	86.04	11.18
6.001 to 6.500	325	108,973,699.22	8.11	6.294	100.00	651	79.41	74.22	12.26
6.501 to 7.000	713	220,740,531.04	16.43	6.795	100.00	657	80.73	47.52	18.55
7.001 to 7.500	726	216,571,296.03	16.12	7.284	100.00	649	80.73	38.46	19.04
7.501 to 8.000	797	221,056,855.50	16.45	7.760	100.00	635	81.82	36.92	25.95
8.001 to 8.500	563	137,573,944.35	10.24	8.267	100.00	620	84.46	44.44	38.79
8.501 to 9.000	496	109,079,755.21	8.12	8.759	100.00	603	85.75	48.78	45.95
9.001 to 9.500	280	54,599,468.39	4.06	9.234	100.00	584	85.47	49.68	39.39
9.501 to 10.000	164	26,150,041.83	1.95	9.736	100.00	585	87.91	44.84	36.92
10.001 to 10.500	60	5,867,567.28	0.44	10.219	100.00	583	87.58	58.84	34.98
10.501 to 11.000	27	2,045,512.89	0.15	10.733	100.00	591	89.25	51.84	47.07
Greater than 11.000	12	812,664.84	0.06	11.326	100.00	586	83.68	75.06	55.17
Subtotal (ARM Loans):	4,282	$1,147,465,000.94	85.41%	7.563%	100.00%	635	82.12%	47.68%	25.81%

Fixed Rate Loans:
6.001 to 6.500	54	$15,415,449.92	1.15%	6.292%	0.00%	655	72.11%	98.23%	11.18%
6.501 to 7.000	96	20,466,618.84	1.52	6.795	0.00	637	75.95	94.17	15.68
7.001 to 7.500	89	17,651,876.40	1.31	7.270	0.00	630	79.80	81.22	25.45
7.501 to 8.000	81	14,198,521.15	1.06	7.748	0.00	638	81.06	63.51	37.66
8.001 to 8.500	70	9,507,350.34	0.71	8.298	0.00	612	81.49	72.54	35.70
8.501 to 9.000	102	11,097,865.24	0.83	8.792	0.00	651	91.09	69.28	32.30
9.001 to 9.500	110	9,287,990.41	0.69	9.210	0.00	664	94.37	78.99	19.07
9.501 to 10.000	372	26,758,570.04	1.99	9.859	0.00	684	98.75	31.77	6.92
10.001 to 10.500	292	22,812,739.42	1.70	10.274	0.00	680	99.31	21.93	3.75
10.501 to 11.000	256	19,791,839.29	1.47	10.777	0.00	652	99.09	24.22	3.17
Greater than 11.000	405	29,037,767.21	2.16	11.547	0.00	627	99.54	28.47	0.78
Subtotal (Fixed Rate):	1,927	$196,026,588.26	14.59%	9.097%	0.00%	650	90.02%	54.21%	13.81%

Total:	6,209	$1,343,491,589.20	100.00%	7.786%	85.41%	637	83.28%	48.63%	24.06%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

4.501 - 5.000	3,869	$1,044,224,988.82	91.00%	7.502%	100.00%	641	82.45%	45.57%	26.12%
5.501 - 6.000	247	60,557,113.73	5.28	8.213	100.00	570	81.23	78.78	35.33
6.001 - 6.500	1	263,262.59	0.02	6.400	100.00	645	79.10	0.00	0.00
6.501 - 7.000	164	42,264,753.50	3.68	8.120	100.00	581	75.32	55.58	4.78
7.501 - 8.000	1	154,882.30	0.01	7.950	100.00	649	80.00	0.00	0.00

Total:	4,282	$1,147,465,000.94	100.00%	7.563%	100.00%	635	82.12%	47.68%	25.81%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	321	$119,699,264.03	10.43%	6.991%	100.00%	668	80.83%	55.32%	17.08%
2.000	3,376	886,347,552.35	77.24	7.662	100.00	631	82.48	45.64	27.09
3.000	585	141,418,184.56	12.32	7.426	100.00	637	80.99	53.93	25.16

Total:	4,282	$1,147,465,000.94	100.00%	7.563%	100.00%	635	82.12%	47.68%	25.81%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	4,282	$1,147,465,000.94	100.00%	7.563%	100.00%	635	82.12%	47.68%	25.81%

Total:	4,282	$1,147,465,000.94	100.00%	7.563%	100.00%	635	82.12%	47.68%	25.81%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

11.001 - 11.500	4	$1,534,138.48	0.13%	5.415%	100.00%	641	82.30%	100.00%	24.64%
11.501 - 12.000	115	42,459,525.88	3.70	5.846	100.00	656	79.09	86.04	11.18
12.001 - 12.500	325	108,973,699.22	9.50	6.294	100.00	651	79.41	74.22	12.26
12.501 - 13.000	712	220,454,791.66	19.21	6.795	100.00	657	80.72	47.45	18.44
13.001 - 13.500	726	216,571,296.03	18.87	7.284	100.00	649	80.73	38.46	19.04
13.501 - 14.000	798	221,342,594.88	19.29	7.759	100.00	635	81.83	37.00	26.04
14.001 - 14.500	563	137,573,944.35	11.99	8.267	100.00	620	84.46	44.44	38.79
14.501 - 15.000	496	109,079,755.21	9.51	8.759	100.00	603	85.75	48.78	45.95
15.001 - 15.500	280	54,599,468.39	4.76	9.234	100.00	584	85.47	49.68	39.39
15.501 - 16.000	164	26,150,041.83	2.28	9.736	100.00	585	87.91	44.84	36.92
16.001 - 16.500	60	5,867,567.28	0.51	10.219	100.00	583	87.58	58.84	34.98
16.501 - 17.000	27	2,045,512.89	0.18	10.733	100.00	591	89.25	51.84	47.07
17.001 - 17.500	11	745,202.39	0.06	11.251	100.00	586	83.11	72.81	60.17
18.001 - 18.500	1	67,462.45	0.01	12.150	100.00	581	90.00	100.00	0.00

Total:	4,282	$1,147,465,000.94	100.00%	7.563%	100.00%	635	82.12%	47.68%	25.81%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

<= 5.500	3	$927,523.37	0.08%	5.490%	100.00%	640	83.80%	100.00%	40.75%
5.501 - 6.000	116	43,066,140.99	3.75	5.838	100.00	656	79.11	86.24	11.02
6.001 - 6.500	323	108,322,534.93	9.44	6.293	100.00	651	79.50	74.06	12.34
6.501 - 7.000	715	221,391,695.33	19.29	6.794	100.00	657	80.68	47.68	18.49
7.001 - 7.500	726	216,571,296.03	18.87	7.284	100.00	649	80.73	38.46	19.04
7.501 - 8.000	797	221,056,855.50	19.26	7.760	100.00	635	81.82	36.92	25.95
8.001 - 8.500	563	137,573,944.35	11.99	8.267	100.00	620	84.46	44.44	38.79
8.501 - 9.000	497	109,915,663.73	9.58	8.761	100.00	603	85.78	48.41	45.60
9.001 - 9.500	279	53,763,559.87	4.69	9.237	100.00	584	85.40	50.46	40.00
9.501 - 10.000	164	26,150,041.83	2.28	9.736	100.00	585	87.91	44.84	36.92
10.001 - 10.500	60	5,867,567.28	0.51	10.219	100.00	583	87.58	58.84	34.98
10.501 - 11.000	27	2,045,512.89	0.18	10.733	100.00	591	89.25	51.84	47.07
11.001 - 11.500	11	745,202.39	0.06	11.251	100.00	586	83.11	72.81	60.17
12.001 - 12.500	1	67,462.45	0.01	12.150	100.00	581	90.00	100.00	0.00

Total:	4,282	$1,147,465,000.94	100.00%	7.563%	100.00%	635	82.12%	47.68%	25.81%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 12	45	$14,439,315.91	1.26%	7.288%	100.00%	636	80.67%	36.93%	30.54%
13 - 24	3,653	992,245,636.06	86.47	7.585	100.00	635	82.31	46.97	25.88
25 - 36	548	131,509,069.09	11.46	7.459	100.00	637	80.81	52.29	23.93
37 >=	36	9,270,979.88	0.81	7.022	100.00	651	83.02	74.12	37.41

Total:	4,282	$1,147,465,000.94	100.00%	7.563%	100.00%	635	82.12%	47.68%	25.81%

FOR ADDITIONAL INFORMATION PLEASE CALL:

LEHMAN BROTHERS INC.

Residential Mortgage Finance:

Ellen Kiernan	(212) 526-4279
Christina Barretto	(212) 526-2185
Patrick Fruzzetti	(212) 526-2693

Trading:

Matt Miller	(212) 526-8315
Rishi Bansal	(212) 526-8315
Alar Randmere	(212) 526-8315
Alok Sharma	(212) 526-8315
Sumit Chhabra	(212) 526-8315
David Wong	(212) 526-8315
Domenic Tripodi	(212) 526-8315

Syndicate:

Kevin White	(212) 526-9519
Dan Covello	(212) 526-9519
Paul Tedeschi	(212) 526-9519
Pat Quinn	(212) 526-9519

RATING AGENCIES

MOODY’S

Odile Grisard Boucher, CFA	(212) 553-1382
Debashish Chatterjee	(212) 553-1329

STANDARD & POOR’S

Todd Niemy	(212) 438-2494

FITCH

Sara Grohl	(212) 908-0564